UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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SUPERIOR INDUSTRIES INTERNATIONAL, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2024

Notice of Annual Meeting of Stockholders and Proxy Statement

SUPERIOR INDUSTRIES

A NOTE FROM MAJDI ABULABAN

April 1, 2024

Dear Superior Stockholder:

I am pleased to invite you to attend the annual meeting of stockholders of Superior Industries International, Inc. (the “Annual Meeting”). The meeting will be held on May 22, 2024, at 10:00 a.m. Eastern Daylight Time. The Annual Meeting will be held virtually, conducted via live audio webcast on the Internet. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualstockholdermeeting.com/SUP2024. Next, enter the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

If you are not able to attend via the live audio webcast, we encourage you to vote by proxy. The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the business that will be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting via the live audio webcast, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing the enclosed proxy card or voting instruction form provided by your broker.

Thank you for your ongoing support of Superior.

Majdi Abulaban

President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 22, 2024, at 10:00 a.m. Eastern Time

Location:	The meeting will be conducted via a live audio webcast that is available at www.virtualstockholdermeeting.com/SUP2024. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice, proxy card or voting instruction form.

Record Date:

March 28, 2024

Each holder of Superior Industries International, Inc. (“Superior” or the “Company”) common stock and each holder of Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date.

Items to Be Voted On:

1.  To elect eight nominees to the Board of Directors (the “Board”), each to serve until Superior’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.  To approve, in a non-binding advisory vote, the executive compensation of the Company’s named executive officers;

3.  To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.  To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

How to Vote:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. INSTRUCTIONS FOR VOTING YOUR SHARES OVER THE TELEPHONE OR VIA THE INTERNET AS DESCRIBED IN THE PROXY STATEMENT ARE PROVIDED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Contact Information:	If you have any questions about the attached Proxy Statement or require assistance in voting your shares on the proxy card or voting instruction form, or need additional copies of Superior’s proxy materials, please contact Okapi Partners LLC, our proxy solicitor assisting us with the Annual Meeting, toll free at (855) 305-0856.

BY ORDER OF THE BOARD OF DIRECTORS,

David M. Sherbin

Senior Vice President, General Counsel and Corporate Secretary

Southfield, Michigan

March 29, 2024

Superior Industries International, Inc. • Table of Contents

2024 Proxy Statement | i

Proxy Summary • 2024 Annual Meeting of Stockholders

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more information regarding the Annual Meeting and voting, please see our “Information About the Annual Meeting and Voting” Section, found on page [49].

Annual Meeting of Stockholders

Date & Time:	May 22, 2024, at 10:00 a.m. Eastern Time
Location:	The meeting will be held in virtual format only. Please visit www.virtualstockholdermeeting.com/SUP2024.
Record Date:	Stockholders as of March 28, 2024 are entitled to vote.

General Company Information
Stock Symbol:	SUP
Exchange:	NYSE
Ordinary Shares Outstanding (as of the record date):	28,943,300
Registrar & Transfer Agent:	Computershare Investor Services
Headquarters:	26600 Telegraph Rd., Suite 400, Southfield, MI 48033
Corporate Website:	supind.com

Agenda and Voting Recommendations

Proposal	Board’s Recommendation
Election of Directors	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Director Nominees

Name	Age	Director Since	Independent

Majdi B. Abulaban	60	2019

Michael R. Bruynesteyn	60	2015	X

Richard J. Giromini	70	2018	X

Paul J. Humphries	69	2014	X

Ransom A. Langford	52	2017	X

Timothy C. McQuay	72	2011	X

Deven H. Petito	39	2024	X

Ellen B. Richstone	72	2016	X

2024 Proxy Statement | 1

Proxy Summary • Named Executive Officers

Named Executive Officers

Majdi B. Abulaban, President and Chief Executive Officer

Timothy Trenary, Executive Vice President and Chief Financial Officer

Michael Dorah, Senior Vice President, President – North America

Helpful Resources

Annual Meeting: supind.com/investor-relations/financial-reports

2024 Proxy Statement

2023 Annual Report

Governance Documents: supind.com/investor-relations/corporate-governance

Corporate Governance Guidelines

Board Committee Charters

Bylaws and Certificate of Incorporation

Code of Conduct

Sustainability: supind.com/esg-sustainability

Sustainability Report

Supplier Code of Conduct

Investor Relations: supind.com/investor-relations

Board Meeting Information

Board Meetings in 2023: 6

Board Committee Meetings in 2023:

Audit: 9

Human Capital and Compensation: 6

Nominating and Corporate Governance: 7

Corporate Governance Best Practices:

•	7 of 8 director nominees are independent

•	Annual election of directors

•	Non-executive Board Chair

•	Fully independent Board committees

Compensation Best Practices:

•	Significant variable pay

•	Performance-based metrics

•	Alignment of executive pay with the stockholder experience

•	Stock ownership and holding requirements

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting via the live audio webcast, your vote is important, and we encourage you to vote promptly. You can vote your shares over the telephone, via the Internet or by completing, dating, signing and returning a proxy card or voting instruction form, as described in the Proxy Statement.

2 | Superior Industries International, Inc.

Proxy Summary • 2023 Performance & Business Highlights

2023 Performance & Business Highlights

The following chart highlights key metrics of our financial and operating performance in 2023 and 2022:

Key Metric ($ in Millions except per wheel data, Units in Thousands)	2023	2022

Units Shipped	14,562	15,592

Net Sales	$1,385	$1,640

Value-Added Sales(1)	$748	$771

Content per Wheel(1)	$50.84	$49.42

Net Income (Loss)(2)	($93)	$37

Adjusted EBITDA(1)	$159	$194

Adjusted EBITDA % of Value-Added Sales	21.3%	25.2%

Cash Provided by Operating Activities	$64	$153

Free Cash Flow(1)	$2	$80

Superior Industries continues to lead the industry in premium wheels. Our 2023 results were a testament to our strong management team, cost discipline, continued execution and innovative technologies.

Extraordinary resolve of our teams throughout 2023 delivered strategic priorities to create competitive advantage while tackling cost inflation, unstable OEM production schedules and lower manufacturing volumes:

•	Delivered $159.2 million Adjusted EBITDA despite significant headwinds

•	Delivered $80 million of Unlevered Free Cash Flow despite significant investment in the transformation of our business in Europe

Completing the transformation of our business in Europe is extremely value accretive to our Company:

•

Transfer of production from Germany to our facilities in Poland will result in all of Superior having a “local-for-local”, low cost and competitively advantaged manufacturing footprint, exclusively in Mexico and Poland

•	Financial results in Europe will reflect improved earnings because of significantly lower manufacturing costs in Poland

•	Margins in Europe expected to be on par with North America coming out of 2024

Company’s premium wheel technology and know-how is a key growth driver:

•	Consumer preference for large diameter wheels and premium finishes, and regulations driving increased demand for lightweighting and aerodynamic technologies supporting increased wheel content

•	Consistently delivering increased Content per Wheel, Value-Added Sales and stable margins in spite of lower light vehicle build

Continue to leverage our operational and commercial strength to position Superior for success:

•	Our lean six sigma initiative, now in its third year, is accelerating – delivered $19 million in savings in 2023

•	Commercial discipline delivered significant recovery of cost inflation from customers and optimized our production portfolio having exited unprofitable business

2024 Proxy Statement | 3

Proxy Summary •  2023 Performance & Business Highlights

Advanced our Environmental, Social and Governance (“ESG”) objectives:

•	Published 2023 Sustainability Report

•	Reduced total carbon emissions by 12% since 2020

Delivering a competitively advantaged company, a company with an unmatched product portfolio, manufacturing footprint and cost structure.

(1)

Value-Added Sales, Value-Added Sales excluding Foreign Exchange, Adjusted EBITDA, Content per Wheel, and Free Cash Flow are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to the most comparable GAAP measures.

(2)

Due to the European restructuring in the 2023 calendar year, Superior incurred a $79.6 million SPG deconsolidation loss, $14.7 million of valuation allowance, $10.5 million of advisor fees and $6.5 million of restructuring charges. These values are gross of tax.

(1)	Value-Added Sales, Value-Added Adjusted for FX and Adjusted EBITDA are non-GAAP financial measures. See Appendix A to this Proxy Statement for a reconciliation to the most comparable GAAP measures.
(2)

Growth over Market (“GOM”) is based on Value-Added Sales Adjusted for FX, a non-GAAP financial measure, compared to North American and Western and Central European industry production as reported by IHS on February 16, 2024

*	Uses FY 2019 FX Rates

Executive Compensation Highlights

Highlights of our 2023 executive compensation program are summarized as follows:

•

2023 AIPP Payouts. The Company achieved earnings before interest, taxes, depreciation and amortization, adjusted for AIPP purposes (“AIPP Adjusted EBITDA(A)) of $159.2 million in 2023, which was 85.9% of the $185 million target, resulting in funding of the 2023 AIPP annual incentive (or “bonus”) pool for Messrs. Abulaban and Trenary, among our named executive officers (“NEOs”) at 65.1% of target. For Mr. Dorah, funding of his 2023 AIPP payout was based 50% on this AIPP Adjusted EBITDA measure, and 50% on a North American regional adjusted EBITDA measure, leading to a blended payout of 71.3% of target. No NEO received any adjustment to his 2023 AIPP payout due to any individual performance achievement consideration.

•

Long Term Incentive Plan (“LTIP”) Performance Measures. In 2023, we granted performance based restricted stock units (“PRSUs”) that can be earned based on our achievement of Relative Total Shareholder Return (“Relative TSR”).(B) Our 2021-2023 PRSU’s were generally earned based on our three-year performance regarding an equal weighting of Relative TSR and LTIP Net Debt.(B) performance. As further described below, based on actual performance, we achieved a payout of the 2021-2023 PRSUs at 100% of target grants for the NEOs.

4 | Superior Industries International, Inc.

Proxy Summary • 2023 Performance & Business Highlights

As discussed in the “2023 Executive Compensation Components – Long Term Equity Incentive Compensation” section of this Proxy Statement, the Relative TSR performance metric was developed for the 2021-2023 PRSUs after a rigorous financial analysis of our business and taking into account the substantial economic uncertainty due to significant inflationary pressures, the war in Ukraine, and other economic trends.

(A)

Please see the “Annual Incentive Compensation and Bonuses” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement for a discussion of how AIPP Adjusted EBITDA is calculated.

(B)

Please see the “Long-Term Equity Incentive Compensation” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement for a discussion of how each of these performance measures is calculated.

2024 Proxy Statement | 5

Proposal No. 1 • General

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Upon the recommendation of our Nominating and Corporate Governance Committee, all of our current directors, other than Raynard Benvenuti, who is retiring, are nominated for one-year terms to serve until the 2025 Annual Meeting, or until such director’s earlier resignation, retirement or other termination of service. The Board extends its appreciation to Mr. Benvenuti for his contributions over his years of service to the Company. The Board has been informed that each nominee is willing to continue to serve as a director. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies returned to us will be voted for the election of a substitute nominee(s) designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee. If any such substitute nominee(s) is designated, we will file an amended proxy statement and provide information about such nominee(s).

Information about Director Nominees

The Board, through the Nominating and Corporate Governance Committee, considers relevant experience, qualifications, attributes and skills of both potential director nominees as well as existing members of the Board and believes that the combination of these characteristics contributes to an effective and highly functioning Board. The Board and the Nominating and Corporate Governance Committee believe that, individually, and as a group, the nominees possess the necessary qualifications to provide oversight of the business and quality advice and counsel to the Company’s management. Included in the director nominee biographies below is an assessment of each nominee’s attributes, skills, experience and qualifications. Committee memberships listed below are as of the date of the Proxy Statement. Mr. Langford was appointed and is being nominated to the Board pursuant to the Investor Rights Agreement, dated as of May 22, 2017, by and between the Company and TPG Growth III Sidewall, L.P. Mr. Petito was appointed and is being nominated to the Board pursuant to the Cooperation Agreement between Mill Road Capital III, L.P. and the Company, dated as of January 11, 2024.

MAJDI ABULABAN Superior Industries International, Inc., President and Chief Executive Officer Other Public Boards: University of Pittsburgh Board of Trustees (since 2021), SPX Flow (2017-2022)

Experience: Mr. Abulaban was appointed as the Company’s President and Chief Executive Officer, effective May 15, 2019. Mr. Abulaban has more than 30 years of leadership experience in global automotive supplier operations. He led three global product business units and over 120,000 employees to transform Aptiv PLC (formerly Delphi Automotive), a technology company that develops connected solutions, into a world-class provider of electrical architecture. In addition, he was instrumental in establishing Delphi as a leading automotive supplier in China. From 2017 to 2019, he was Senior Vice President & Group President, Global Signal and Power Solutions at Aptiv. Prior to that, he was Senior Vice President and Group President, Global Electrical and Electronic Architecture Segment and President of Delphi Asia Pacific. In addition to this experience, he held various business unit leadership positions with Delphi in China, Singapore and the United States since joining that company in 1985.

Mr. Abulaban holds a Bachelor of Applied Science in Mechanical Engineering from the University of Pittsburgh and an M.B.A. from Weatherhead School of Management at Case Western Reserve University.

Reasons for Nomination: Mr. Abulaban has in-depth knowledge of the Company’s business, operations and strategy and the global automotive industry. He has extensive global automotive leadership experience and a track record of implementing successful strategies, operating systems and organizational structures that drive performance.

6 | Superior Industries International, Inc.

Proposal No. 1 • Information about Director Nominees

MICHAEL R. BRUYNESTEYN Chief Financial Officer, Raistone Committee Memberships: Audit Human Capital and Compensation

Experience: Mr. Bruynesteyn is Chief Financial Officer of Raistone, a leader in working capital solutions for businesses of all sizes. From 2013 to 2018, he was Treasurer and Vice President, Strategic Finance of Turner Construction Company, the largest commercial construction company in the United States. Prior to that, he was a Managing Director at Strauss Capital Partners, an investment banking firm, from 2008 to 2012. From 2006 to 2008, he was a Managing Director in the asset management division of investment banking firm Lehman Brothers, and from 1999 to 2006, he was the Senior Equity Research Analyst in the Automotive Group at Prudential Equity Group. Mr. Bruynesteyn also held various finance positions, including Director of Investor Relations, at General Motors until 1998. Mr. Bruynesteyn continues his engagement in the automotive industry as a member of the Advisory Board of ClearMotion, Inc., a developer of breakthrough active suspension technology. Mr. Bruynesteyn is a National Association of Corporate Directors Governance Fellow.

Mr. Bruynesteyn holds a Bachelor of Applied Science in Mechanical Engineering from the University of British Columbia and an M.B.A. from the London Business School.

Reasons for Nomination: Mr. Bruynesteyn gained valuable financial, treasury and accounting expertise through his experience as a CFO, Treasurer and his other financial leadership roles. He has extensive investment banking, capital markets and global experience and brings an investor perspective with a unique focus on the automotive sector.

RICHARD J. GIROMINI

Retired Chief Executive Officer and Director of Wabash National Corporation

Committee Memberships:

Human Capital and Compensation

Nominating and Corporate Governance (Chair)

Other Public Boards:

Wabash National Corporation (2005-2019)

Experience: Mr. Giromini served as President and Chief Executive Officer of Wabash National Corporation (“WNC”), North America’s largest trailer manufacturer, from 2007 to 2016, Chief Executive Officer until June 2018 and then as an Executive Advisor until his retirement in June 2019. From 2002 to 2006, he served as President and Chief Operating Officer, Executive Vice President & Chief Operating Officer, and SVP & Chief Operating Officer. Mr. Giromini’s prior experience includes over 25 years in the automotive industry, beginning his career with General Motors from 1976 to 1985, then continuing service in senior management positions within the Tier 1 automotive sector, including Doehler-Jarvis, Hayes Wheels, ITT Automotive, AKW LP and Accuride Corporation.

Mr. Giromini holds a Bachelor of Science degree in Mechanical Engineering and a Master of Science degree in Industrial Management, both from Clarkson University. He is also a graduate of the Advanced Management Program at the Duke University Fuqua School of Management.

Reasons for Nomination: Mr. Giromini provides deep technical understanding of the automotive industry, aluminum cast wheel business and diverse manufacturing through over 40 years of operational leadership, including over 20 years in the Tier 1 automotive aluminum casting industry and in his role as CEO of a public transportation equipment company. Key skills include extensive expertise in strategy, operational turnarounds, lean/six sigma, human capital development, sales, supply chain, acquisitions, capital management, governance and executive oversight of new ERP system implementations.

2024 Proxy Statement | 7

Proposal No. 1 • Information about Director Nominees

PAUL J. HUMPHRIES Chief Executive Officer, Our Next Energy (ONE) Committee Memberships: Audit Human Capital and Compensation (Chair)

Experience: Mr. Humphries is the Chief Executive Officer of Our Next Energy, an energy storage company focused on battery technologies. Previously, he served as President of High Reliability Solutions at Flex LTD (“Flex”), a global end-to-end supply chain solutions company that serves the automotive, industrial and medical markets, from 2011 to 2020. Mr. Humphries served as Executive Vice President of Human Resources at Flex from 2006 to 2011, during a portion of which he also oversaw Flex’s IT and marketing functions. Mr. Humphries joined Flex in April 2000 following the acquisition of Chatham Technologies Incorporated. While at Chatham Technologies, he served as Senior Vice President of Global Operations. Prior to that, Mr. Humphries held various senior management positions at Allied Signal, Inc. and its successor, Honeywell Inc., BorgWarner Inc. and Ford Motor Company.

Mr. Humphries has a B.A. in applied social studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resources management from West Glamorgan Institute of Higher Education.

Reasons for Nomination: Mr. Humphries has extensive senior leadership experience in the automotive supply industry and senior level operational, strategic and human resource management experience with multinational public companies. He provides valuable expertise in strategy, transactions, growth, human resources, supply chain, manufacturing, IT, marketing and global operations.

RANSOM A. LANGFORD Partner, TPG Growth

Experience: Mr. Langford is a Partner of TPG Growth based in New York, where he leads the platform’s investments in industrial and business services. Prior to joining TPG in 2009, Mr. Langford was a Managing Director and Partner with J.H. Whitney & Co., a private equity firm and was a member of the firm’s Investment Committee. Prior to his tenure at J.H. Whitney, Mr. Langford was an Associate at Brentwood Associates, representing a number of portfolio companies as a member of the investment team. Mr. Langford previously worked as an analyst in the Mergers & Acquisitions group at investment bank Donaldson, Lufkin & Jenrette.

Mr. Langford earned a B.A. from the University of North Carolina, Chapel Hill and an M.B.A. from the Wharton School at University of Pennsylvania.

Reasons for Nomination: Mr. Langford has extensive experience as a board member and global leader, serving on numerous boards of directors and leading domestic and international investing activities for TPG. Additionally, Mr. Langford has overseen overseas offices for TPG’s investment activities. Mr. Langford possesses financial and transactional expertise through his more than 25 years of experience in private equity and investment banking.

TIMOTHY C. MCQUAY Retired Managing Director, Investment Banking, Noble Financial Markets

Experience: Mr. McQuay served as Executive Chairman of Superior in 2019 until Mr. Abulaban’s appointment as President and CEO. He served as Managing Director, Investment Banking with Noble Financial Capital Markets, an investment banking firm, from 2011 until his retirement in 2015. From 2008 to 2011, he served as Managing Director, Investment Banking with investment banking firm B. Riley & Co. From 1997 to 2007, he served as Managing Director – Investment Banking at A.G. Edwards & Sons, Inc. From 1995 to 1997, Mr. McQuay was a Partner at Crowell, Weedon & Co., a stock brokerage firm, and from 1994 to 1997, he served as Managing Director of Corporate Finance. Mr. McQuay served as Vice President, Corporate Development with Kerr Group, Inc., a plastics manufacturing company from 1993 to 1994 and as Managing Director of Merchant Banking with Union Bank from 1990 to 1993. Mr. McQuay previously served as Chairman of the Board of Meade Instruments Corp. and Perseon Corp. and as the Audit Committee Chair of Keystone Automotive Industries, Inc.

8 | Superior Industries International, Inc.

Proposal No. 1 • Information about Director Nominees

Mr. McQuay received an A.B. in economics from Princeton University and an M.B.A. from the University of California at Los Angeles.

Reasons for Nomination: Mr. McQuay provides extensive public company board experience through his leadership service on multiple public company automotive and industrial boards. He possesses deep knowledge of Superior’s business, as well as capital markets and investment banking. Mr. McQuay brings valuable insight into corporate strategy and risk management gained from nearly 40 years of experience in the investment banking and financial services industries.

DEVEN H. PETITO Managing Director Mill Road Capital Management LLC

Experience: Mr. Petito is a Management Committee Director of Mill Road Capital Management LLC, where he has worked since 2014. Mill Road Capital Management is an investment firm that focuses on investing in, and partnering with, small publicly traded companies in the U.S. and Canada. Before joining Mill Road, Mr. Petito worked in the private equity group at Kohlberg Kravis Roberts & Co. (KKR), and previously worked in the investment banking division at Morgan Stanley.

Mr. Petito holds an A.B. in economics from Princeton University and an M.B.A. from Harvard Business School

Reasons for Nomination: Mr. Petito provides valuable financial, strategic and transactional experience gained from his many years of experience in investment banking and private equity.

ELLEN B. RICHSTONE

Retired Chief Financial Officer, Rohr Aerospace

Committee Memberships:

Audit (Chair)

Nominating and Corporate Governance

Other Public Boards:

Cognition Therapeutics (since 2021); Orion Energy Systems, Inc. (since 2017); eMagin Corp. (2014-2023)

Experience: Ms. Richstone served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace, a Fortune 500 aerospace company. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group, an executive management firm. Her operating experience was predominantly at technology companies including computer hardware, software, telecommunications, and semiconductor companies. Ms. Richstone has prior experience on both public and private boards and currently serves on the board of the National Association of Corporate Directors (NACD) in New England, as well as other non-profit organizations. Ms. Richstone was awarded the first annual Distinguished Director Award from the American College of Corporate Directors in 2013. She was named as an NACD Board Leadership Fellow in 2018 and as a Top 100 Director in 2020, signifying that she has demonstrated her commitment to the highest level of leadership in the boardroom. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors and is the recipient of the NACD Directorship Certification.

Ms. Richstone received a B.A. from Scripps College in Claremont, California and a Master of Law and Diplomacy in International Business from the Fletcher School of Law and Diplomacy at Tufts University.

Reasons for Nomination: Ms. Richstone provides extensive financial, accounting, treasury, internal controls, risk management, cybersecurity, technology and global business experience acquired through various Chief Financial Officer roles at public and private companies over a 25-year period. Ms. Richstone also brings significant public company board, audit committee and corporate governance experience.

2024 Proxy Statement | 9

Proposal No. 1 • Vote Required

Vote Required

Each director nominee must receive the affirmative vote of a plurality of the votes cast to be elected, meaning that the eight persons receiving the highest number of “yes” votes will be elected as directors. You may vote in favor of or withhold your vote as to all or any of the nominees. Proxies may not be voted for more than the eight directors, and stockholders may not cumulate votes in the election of directors. In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board would then decide whether to accept the tendered resignation.

The Board recommends a vote “FOR” the eight nominees for election as Director named above. Proxies solicited by the Board will be voted “FOR” all of Superior’s eight nominees unless stockholders specify a contrary vote.

10 | Superior Industries International, Inc.

Board Structure and Committee Composition • Board Structure and Leadership

BOARD STRUCTURE AND COMMITTEE COMPOSITION

Board Structure and Leadership

The roles of Board Chair and Chief Executive Officer are separate. The Board believes separating the roles of Board Chair and Chief Executive Officer allows our Chief Executive Officer to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Board Chair to lead the Board in its oversight and advisory roles. As a result of the many responsibilities of the Board and the significant amount of time and effort required by each of the Board Chair and Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and improves the Company’s prospects for success.

Superior’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure depending on then-current circumstances. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of Superior’s stockholders. If the Board Chair is not an independent director, the Board will appoint one of the directors to serve as the Lead Independent Director.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Mr. Abulaban, our President and Chief Executive Officer, is the only non-independent director. The Board, with the assistance of the Nominating and Corporate Governance Committee, has determined that its non-employee directors meet the requirements for independence under the New York Stock Exchange (the “NYSE”) listing standards. Furthermore, the Board limits membership of the Audit, Human Capital and Compensation and Nominating and Corporate Governance Committees to independent directors.

Audit Committee Financial Experts

The Board has determined that both Ms. Richstone and Mr. Bruynesteyn qualify as audit committee financial experts, as defined under the Securities Exchange Act of 1934, as amended, and that each member of the Audit Committee is financially literate and meets the independence rules required for Audit Committee members by the Securities and Exchange Commission.

2024 Proxy Statement | 11

Board Structure and Committee Composition • Board Composition

Board Composition

The following matrix provides information regarding our director nominees, including certain knowledge, skills, experiences and attributes which our Board believes are relevant to our business or industry. This includes experience our director nominees have gained directly or through active managerial oversight or extensive service as a public company director.

Skills & Experience

Automotive Industry	●	●	●	●	●	●		●

Global / International	●	●	●	●	●			●

Strategy Development & Execution / M&A	●	●	●	●	●	●	●	●

Finance / Treasury (« Qualified Financial Expert)	«	«	«	●	●	«	«	«

Capital Markets	●	●	●		●	●	●	●

CEO or Division President	●		●	●				●

Public Company	●	●	●	●		●	●	●

Public Company CEO	●		●

Supply Chain / Commodities Management	●		●	●				●

Diverse Manufacturing	●		●	●

Materials Science / Engineering	●		●	●

Sales / Marketing	●		●	●				●

IT / Cybersecurity	●		●	●				●

Human Capital Development	●	●	●	●	●		●	●

Governmental / Regulatory Compliance	●		●	●		●		●

Risk Management	●		●			●		●

Environmental / Sustainability	●	●	●	●		●	●	●

Diversity	●							●

INDEPENDENCE	TENURE
The Board has determined that all director nominees, other than Mr. Abulaban (87.5%), meet the independence standards set by the NYSE.	The mean tenure of the director nominees is approximately seven years, which reflects a balance of experience and new perspectives.

12 | Superior Industries International, Inc.

Board Structure and Committee Composition • Meetings and Attendance

Meetings and Attendance

Directors are expected to attend meetings of the Board, the committees on which they serve, and the annual meeting of stockholders. During 2023, all of the directors attended at least 75% of the total number of meetings of the Board and the committees on which each such director served, and seven directors attended the annual meeting of stockholders.

Executive Sessions of the Board

The independent directors met in executive session without the presence of management at each regularly scheduled Board and committee meeting in 2023. Mr. McQuay, in his capacity as Board Chair, presided over executive sessions of the independent directors in Board meetings, and the respective committee Chairs presided over executive sessions of the independent directors in committee meetings.

Annual Board and Committee Self-Evaluations

On an annual basis, the directors complete a self-evaluation of the Board and each committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its committees. As part of this self-evaluation, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee charter, the composition of the committee and the committee meetings.

Director Selection

The Nominating and Corporate Governance Committee recommends individuals for membership on the Board. The Nominating and Corporate Governance Committee considers a candidate’s character and expertise, performance, personal characteristics, diversity (inclusive of gender, race, ethnicity and age) and professional responsibilities, and also reviews the composition of the Board relative to the long-term business strategy and the challenges and needs of the Board at that time. The Board is committed to searching for the best available candidates to fill vacancies and fully appreciates the value of diversity, viewed in its broadest sense, including gender, race, ethnicity, experience, leadership qualities, and education when evaluating prospective candidates. The Nominating and Governance Committee uses the same selection process and criteria for evaluating all nominees.

Ensuring the Board is composed of Directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders, is a top priority of the Board and the Nominating and Corporate Governance Committee. The Board is strong in its collective knowledge and diversity of experiences in terms of accounting and finance, acquisitions, capital markets, management and leadership, vision and strategy, human capital management, operations and manufacturing, sales and marketing, information systems and cybersecurity, risk assessment, industry knowledge and corporate governance, among others. Board meetings are conducted in an environment of trust and confidentiality, open dialogue, mutual respect and constructive commentary. The Nominating and Corporate Governance Committee retains the services of independent executive search firms to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services. In addition to using search firms, the Nominating and Corporate Governance Committee also receives candidate recommendations from members of the Board. The recruiting process typically involves contacting a prospect to gauge his or her interest and availability after which a candidate meets with members of the Nominating and Corporate Governance Committee. References for the candidate are contacted and a background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

2024 Proxy Statement | 13

Board Structure and Committee Composition • Director Selection

Board Refreshment

The Nominating and Corporate Governance Committee values Board refreshment for the additional skills, experience and insight new directors can add to the Board. Four new directors have joined the Board since 2018, adding deep industry and leadership experience to the Board. Our average director tenure of seven years provides a desirable balance between experienced directors with historical knowledge of the Company and industry and new directors who bring fresh experience and perspectives. Since 2020, the Board appointed new Chairs to two of the three standing committees.

Superior has three standing committees: the Audit Committee, the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board. A copy of each charter can be found in the Investor Relations section of our website.

Committees of the Board

AUDIT COMMITTEE
Members: Ellen B. Richstone, Chair Michael R. Bruynesteyn Paul J. Humphries Meetings in 2023: 9

The Audit Committee is responsible for:

●	Oversight of the financial statements and the other financial information that will be provided to stockholders and others
●	Reviewing the system of internal controls, including oversight of the Internal Audit function
●	Engaging the registered independent public accounting firm, reviewing its scope and pre-approving the audit and permissible non-audit services it will provide
●	Overseeing Superior’s accounting and financial reporting processes and the audits of Superior’s financial statements
●	Overseeing and monitoring treasury, insurance and tax matters
●	Oversight of risk-related matters broadly, including Superior’s enterprise risk management program, compliance program and cybersecurity
●	Overseeing the Company’s Executive Compensation Clawback Policy
●	Overseeing execution of the Company’s environmental, social, and governance (“ESG”) practices
●	Overseeing employee reports made through the ethics line and other reporting channels

14 | Superior Industries International, Inc.

Board Structure and Committee Composition • Committees of the Board

HUMAN CAPITAL AND COMPENSATION COMMITTEE
Members: Paul J. Humphries, Chair Raynard D. Benvenuti Michael R. Bruynesteyn Richard J. Giromini Meetings in 2023: 6

The Human Capital and Compensation Committee is responsible for:

●	Reviewing the performance and development of Superior’s Chief Executive Officer (or “CEO”) and management in achieving corporate goals and objectives
●	Reviewing and recommending to the Board the compensation of the Chief Executive Officer
●	Reviewing and approving the Company’s compensation to other executive officers and key employees
●

Reviewing and approving the Company’s compensation philosophy to help ensure that it promotes stockholder interests, supports the Company’s strategic and tactical objectives, and provides appropriate rewards and incentives for management and employees

●	Reviewing compensation-related risk management
●	Reviewing and recommending to the Board the compensation of non-employee directors
●	Conducting an annual review of management development, retention programs, succession planning and diversity and inclusion efforts
●	Overseeing the Company’s policies on clawbacks, hedging and pledging of Company stock, and director and officer stock ownership requirements
●	Reviewing employee health & safety initiatives

The Human Capital and Compensation Committee may delegate appropriate power and authority, subject to applicable law and stock exchange rules and regulations, its written charter and applicable compensation plan provisions, to subcommittees or one or more executive officers. For more information, see the “Director Compensation” and “Executive Compensation and Related Information” sections of this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Richard Giromini, Chair Raynard D. Benvenuti Ellen B. Richstone Meetings in 2023: 7

The Nominating and Corporate Governance Committee is responsible for:

●	Establishing criteria for Board membership based on skills, experience and diversity
●	Assisting the Board in identifying qualified individuals to become directors
●

Recommending to the Board increases or decreases in the size of the Board, qualified director nominees for election at the stockholders’ annual meeting, membership on the Board committees and Board and committee Chairs

●	Reviewing, recommending and overseeing policies and procedures relating to director and board committee nominations and corporate governance policies
●	Overseeing new director orientation and director continuing education programs
●	Overseeing the annual self-evaluation of the Board’s performance

2024 Proxy Statement | 15

Corporate Governance Principles and Board Matters • Corporate Governance Highlights

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Superior is committed to implementing and maintaining sound corporate governance principles. Key information regarding Superior’s corporate governance initiatives can be found on our website, including Superior’s Corporate Governance Guidelines, Superior’s Code of Conduct and the charter for each committee of the Board. The corporate governance pages can be found by clicking on Corporate Governance in the Investor Relations section of our website at www.supind.com.

Corporate Governance Highlights

Our Board maintains principles that promote the best interests of our stockholders, including:

•	Requirement that at least a majority of the Board be independent

•	“Plurality-plus vote” policy in uncontested elections of directors with a director resignation policy

•	Availability of proxy access

•	Separation of the Board Chair and Chief Executive Officer roles

•	Annual election of all directors

•	All committees are comprised entirely of independent directors

•	Annual Board and committee self-evaluations

•	Limit on the number of additional public directorships to three for non-employee directors and one for executive directors

•	Independent directors meet regularly without management present

•	Stock ownership and retention requirement for non-employee directors and executive officers

•	Code of Conduct reviewed annually by the Board, and affirmed annually by all employees and directors

•	Conflict of Interest policy requires all employees to report annually on any conflicts of interest they have or certify that they do not have any conflicts of interest

•	Ethics line available for all employees to report activities they believe violate the Company’s Code of Conduct or policies

•	No waivers of Code of Conduct policy for any director or executive officer

•	Anti-hedging and anti-pledging policies in place for officers and directors

•	Stockholders have the right to call special meetings

•	No poison pill in place

16 | Superior Industries International, Inc.

Corporate Governance Principles and Board Matters • Succession Planning

Succession Planning

Our Board, working through the Human Capital and Compensation Committee, regularly reviews Chief Executive Officer and senior management succession planning. As part the succession planning process, the Board reviews the senior management team’s experience, skills, competence, and potential to assess which executives have the ability to develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Directors personally assess candidates by engaging with potential successors at Board and committee meetings, as well at less formal settings.

The Role of the Board in Risk Oversight

The Board and its committees oversee the Company’s risk profile. With this oversight, Superior has implemented practices and programs designed to help manage the risks to which Superior is exposed in its business and to align risk-taking appropriately with its efforts to increase stockholder value. The Board exercises direct oversight of strategic risk areas not delegated to one of the Board’s committees. The risk oversight responsibilities of the Board and committees are summarized below.

Board:
• Strategic Planning • Budget & Long-Term Planning • Product Safety & Quality • Health & Safety • Geopolitical Issues	• Enterprise Risk Management • Cybersecurity • Strategic Investments • Ethics, Integrity & Culture • Industry Competition	• ESG Strategy • Innovation / Technology • Litigation / Intellectual Property • Directors and Officers Insurance • Economic and Social Trends

Audit Committee	Human Capital & Compensation Committee	Nominating & Corporate Governance Committee

•  Enterprise Risk Management Process

•  Financial Statements and Reporting

•  Tax and Liquidity Management

•  Corporate Policies and Controls

•  Independent and Internal Audit

•  ESG Execution

•  Environmental Practices

•  Cybersecurity and Data Privacy

•  Business Continuity

•  Legal, Regulatory and Compliance

•  Supply Chain

•  Insurance Coverage

•  Compensation and Benefits Programs

•  Executive Compensation, Performance and Risk

•  Executive Officer Succession Planning

•  Employee Relations / Workforce Policies and Practices

•  Advises Board on CEO Performance and Compensation

•  Talent Recruitment, Development and Retention

•  Diversity & Inclusion

•  Employee Health & Safety

•  Board Independence, Composition, Diversity and Refreshment

•  Director Succession Planning

•  Committee Charters and Membership

•  Code of Conduct, including Anti-Corruption, Antitrust & Human Rights Policies

•  Corporate Governance Standards

•  Board Effectiveness

•  Director Orientation and Education

Each committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions with Superior’s senior management on many subjects in which risk oversight is an inherent element, including strategy, finance, legal, public policy, geopolitics, economics, competition, and disruption.

Enterprise Risk Management Program:

Superior’s management team is responsible for day-to-day risk management and Superior’s Enterprise Risk Management program (ERM). ERM supports the Company’s strategy and decision-making through consideration of our Company’s culture, capabilities and practices and the impact of external requirements, threats and developments. Integrating ERM into Superior’s annual and day-to-day decision-making enables Superior to seize opportunities and avoid, mitigate or transfer risk, resulting in more resilient, effective and efficient operations.

2024 Proxy Statement | 17

Corporate Governance Principles and Board Matters • The Role of the Board in Risk Oversight

Cybersecurity

The Board maintains overall oversight of cybersecurity risk, and the Audit Committee provides direct oversight of the Company’s activities to prevent, detect and respond to information security threats. Utilizing the National Institute of Standards and Technology cybersecurity framework, the Chief Information Officer provides quarterly updates to the Audit Committee on cybersecurity risk management, including the latest risk assessment, action plan status and metrics. The Audit Committee regularly briefs the full Board on these matters. In addition, the Chief Information Officer provides an annual report to the Board on the Company’s cybersecurity plan and key activities.

Corporate Governance Guidelines

The Board believes in sound corporate governance practices and has adopted Corporate Governance Guidelines, which set forth the corporate governance practices for our Company. The Corporate Governance Guidelines are available on our website, www.supind.com under Corporate Governance in the Investor Relations tab.

Code of Conduct

The Company’s Code of Conduct applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or people performing similar functions. The Audit Committee oversees compliance with the Code of Conduct. Our Code of Conduct is posted on our website, www.supind.com, under Corporate Governance in the Investor Relations tab.

Sustainability

Superior is committed to environmental sustainability, social responsibility, and good governance practices, which enables us to serve the needs of our customers, employees and communities, while building long-term value in the Company and enhancing stockholder value. Superior’s commitment is reflected in our Company values of Integrity, Teamwork, Customer Focus, Continuous Improvement and Diversity and Inclusion. We are committed to safety in our workplaces, integrity in the conduct of our business, sustainability in our operations and products and supporting our people in the global communities in which we live and work. We also expect our suppliers of goods and services to share our commitment to social responsibility and ethical conduct.

The Board of Directors establishes the Company’s philosophy on environmental, social and governance (“ESG”) activities, and execution of the Company’s ESG strategy is overseen by the Audit Committee, with specific focus on environmental and climate oversight. Our other Board committees also oversee discrete sustainability matters from a strategic and risk perspective. For example, the Human Capital and Compensation Committee discusses people, talent, diversity and inclusion and stewardship outreach to stockholders, and the Nominating and Corporate Governance Committee oversees the Company’s Code of Conduct, board governance and stockholder rights, as well as board composition and refreshment.

On a management level, ESG efforts are led by an Executive Steering Committee led by our CEO. These activities are carried out by resources in each of our plant facilities under the direction of our Global Director of Employee Health & Safety, Corporate Social Responsibility and Sustainability.

18 | Superior Industries International, Inc.

Corporate Governance Principles and Board Matters • Sustainability

Superior published its 2023 Sustainability Report in December 2023, detailing the Company’s ESG achievements and long-term goals, referencing Global Reporting Initiative Standards and the Sustainable Accounting Standards Board and UN Sustainable Development Group frameworks. Superior is a signatory to the UN Global Compact, demonstrating our commitment to support human rights, labor standards, environmental protection and the fight against corruption. In addition, Superior participates in reporting for our global operations through EcoVadis and CDP in the categories of climate change and water security.

Based on a Materiality Assessment conducted in 2021 that obtained input from both internal and external stakeholders, Superior developed a four-pillar strategy for sustainability—People, Product, Planet and Process:

People:

Foster healthy, safe and inclusive work environments and communities

Committed to employee engagement and development through a culture of Excellence.

•	Achieved industry leading Total Recordable Incident Rate (TRIR), of 0.73, the 4th year in a row below 1.0 and as compared to the U.S. manufacturing sector average of 3.2 in 2022.

•	Raised and donated funds for charitable causes such as earthquake and children’s relief; Increasing diversity representation and held numerous events to highlight inclusion, such as our global Day of Understanding, and International Women’s Day.

Product:

Design, develop and deliver sustainable products for a carbon-neutral future

Committed to exceeding customer expectations via innovative products and technologies.

•	100% of aluminum returns recycled internally.

•	Doubled our broad light-weighting and Aero technology portfolio, including our patented AluliteTM technology, to 24% of our total units shipped to help meet our customers’ efficiency targets.

•	Reduced carbon emissions per lbs. of Aluminum shipped by 21% since 2020 — significantly below the global average

Planet:

Minimize environmental impact

Committed to sustainable products and operations by reducing emissions, saving energy, and conserving natural resources in our operations.

•	Established goal to have carbon-neutral operations by 2039.

•	Emissions per libs. Of aluminum shipped decreased 21% since 2020.

•	Reduced total carbon footprint by 12% from 2020 - 2022.

•	Increased post-consumer recycled aluminum usage by 6x.

•	Expanded use of green electricity in our plants.

•	Reduced consumption of energy, waste and water per lbs. of aluminum shipped.

Process:

Anchor our actions and governance with integrity

Committed to doing the right things in the right way.

•	Over 95% of salaried employees completed annual Code of Conduct training.

•	Superior conducts an annual global risk assessment.

•	Approved suppliers must agree to abide by our Supplier Code of Conduct.

•	We have implemented international cyber security practices.

These four pillars guide how we interact with our employees, customers, stockholders and the communities in which we operate as we continue our journey towards greater sustainability.

2024 Proxy Statement | 19

Compensation of Directors • General

DIRECTOR COMPENSATION

General

Superior uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Superior does not provide any perquisites to its non-employee Board members. The Human Capital and Compensation Committee annually reviews the compensation arrangements and compensation policies for non-employee directors. The Human Capital and Compensation Committee generally reviewed market data compiled by Meridian Compensation Partners, LLC, its executive compensation consultant (“Meridian”) to assist in assessing total non-employee director compensation. Our Human Capital and Compensation Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of Superior’s size and scope; (ii) compensation should align directors’ interests with the long-term interests of Superior’s stockholders; and (iii) the structure of the compensation should be clearly disclosed to Superior’s stockholders.

Our directors (other than Mr. Abulaban and Mr. Langford, who do not receive compensation for their service on the Board) received the following annual compensation for service for 2023, which is paid in cash and time-based restricted stock units (“RSUs”). The Board Chair receives an annual retainer of $150,000 and all other directors receive an annual cash retainer of $60,000. In 2023, non-employee directors received the following additional annual compensation for service as committee members and committee chairs:

Committee	Additional Committee Membership Compensation ($)	Additional Committee Chair Compensation ($)
Audit	12,000	20,000
Human Capital and Compensation	8,000	15,000
Nominating and Corporate Governance	8,000	15,000

In addition to the annual retainer, an annual grant of RSUs with a target value of $140,000 (calculated using the average closing price of the Company’s stock for the previous 20 trading days) is typically made on or near the date of each annual meeting of stockholders and vests one year following the grant date. On May 19, 2023, non-employee directors, other than Mr. Langford, were granted 33,207 RSUs, which had a grant date fair value of $119,877. Non-employee directors do not receive any additional forms of compensation but are reimbursed for their expenses in attending meetings. No cash fees are payable for attendance at Board or committee meetings.

As of December 31, 2023, each then-serving director had 33,207 unvested RSUs, with the exception of Mr. Langford, who did not (and does not) have any RSUs. The Board has adopted an amended and restated stock ownership policy (the “Stock Ownership Policy”) for non-employee members of the Board. The Stock Ownership Policy requires each non-employee director to own shares of Superior’s common stock having a value equal to at least three times the non-employee director’s annual cash retainer, with a three-year period to attain that ownership level. In addition, non-employee directors must retain 100% of shares acquired and net shares received upon exercise or vesting until they are in compliance with the required ownership level. For 2023, all non-employee directors were in compliance with the Stock Ownership Policy. Mr. Langford is not subject to the Stock Ownership Policy. TPG generally prohibits trading in the stock of a company in which its funds have an active investment.

20 | Superior Industries International, Inc.

Compensation of Directors • 2023 Total Compensation

2023 Total Compensation

The table below shows the cash and equity compensation paid to each non-employee director in 2023:

2023 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Raynard D. Benvenuti	75,167	119,877	195,044
Michael R. Bruynesteyn	80,000	119,877	199,877
Richard J. Giromini	80,917	119,877	200,794
Paul J. Humphries	84,917	119,877	204,794
Ransom A. Langford(3)	—	—	—
Timothy C. McQuay	150,000	119,877	269,877
Ellen B. Richstone	85,083	119,877	204,960
(1)

For a description of the annual non-employee director retainer fees and retainer fees for chair positions and for service as Board Chair, see the disclosure above under “Director Compensation – General.”

(2)

Reflects the aggregate grant date fair value of RSUs granted to each non-employee director computed in accordance with FASB ASC 718 and based on the fair market value of Superior’s common stock on the date of grant. All such RSUs vest in full on the anniversary of the grant date. As of the last day in fiscal year 2023, each of our then-serving non-employee directors held 33,207 unvested RSUs, with the exception of Mr. Langford.

(3)	Mr. Langford does not receive compensation from the Company for his service on the Board or any committees of the Board.

2024 Proxy Statement | 21

Proposal No. 2 • Executive Compensation Program Best Practices

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to cast an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement. Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of the Company and to ensure that the majority of compensation opportunities are a result of pay-for-performance. The Company is presenting this resolution, which gives shareholders the opportunity to approve or not approve our compensation program for NEOs by voting for or against the following resolution (a “Say-on-Pay” vote). At Superior’s 2023 annual meeting of stockholders, approximately 95% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of Superior’s named executive officers (“NEOs”). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board will carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs. The Say-on-Pay vote is conducted on an annual basis, and we expect the next Say-on-Pay vote will be held at the 2025 Annual Meeting.

Executive Compensation Program Best Practices

✓

Significant Variable Pay: Variable compensation comprised approximately 85% of the target total direct compensation of our Chief Executive Officer and, on average, approximately 63% of the target total direct compensation for our other NEOs for fiscal year 2023, in accordance with our pay for performance philosophy.

✓

Alignment of Executive Pay with the Stockholder Experience: Our overall compensation design comprises a significant portion of executive pay in the form of equity, a large part of which is performance-related, so that our executives’ realized pay parallels the stockholder experience.

✓

Multiple Performance-Based Measures and Metrics: We use multiple performance measures that include short and long-term objectives to evaluate executive performance. Our incentive plans are performance- based and have appropriate caps on payouts.

✓

Stock Ownership and Holding Requirements: We have meaningful stock ownership requirements for our directors and officers to ensure they have personal financial interests strongly aligned with those of our stockholders. Until directors and officers are in compliance with such requirements, they generally must hold 100% of shares already owned by them and 100% of shares acquired by them, including net shares acquired upon vesting or exercise of equity awards.

✓	No Repricing: Our outstanding stock options cannot be repriced, reset or exchanged for cash without stockholder approval.

✓

Anti-Hedging and Anti-Pledging Policies: We prohibit Section 16 persons and designated insiders from engaging in hedging transactions involving Superior common stock or from pledging Superior securities in margin accounts or as collateral for a loan.

✓	Double Trigger: We require a double trigger (change in control and termination of employment) for accelerated vesting of equity upon a change in control.

✓	No “Liberal” Change in Control Definition: Our equity plan and change in control plan require the consummation of a change in control transaction to trigger any change in control benefits thereunder.

✓

Clawback: We have a new formal compensation clawback policy that applies to certain incentive-based cash and equity compensation awards received by any current or former executive officer of the Company, as described in such policy.

✓	No Gross-Ups: We do not provide excise tax gross-up payments to our executives.

22 | Superior Industries International, Inc.

Proposal No. 2 • Executive Compensation Program Best Practices

✓

Compensation Programs Designed to Reduce Risk: We have designed our compensation programs so that they do not encourage unreasonable risk taking. We monitor this by performing an annual compensation risk assessment.

✓	Regular Engagement with Stockholders: We regularly engage with our stockholders to strengthen our understanding of stockholder concerns, especially relating to executive compensation matters.

We are asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve, on an advisory non-binding basis, the compensation of Superior’s named executive officers including as described in the “Narrative Disclosure Regarding Compensation”, the compensation tables and related narratives.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board

The Board recommends a vote “FOR” approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, on an advisory non-binding basis.

2024 Proxy Statement | 23

Proposal No. 3 • General

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

The Audit Committee of our Board has appointed Deloitte & Touche LLP (“Deloitte”) as our auditors. Stockholders are requested to reappoint Deloitte the Company’s auditors for the period ending with the Annual Meeting of the Company to be held in 2025. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2024.

Deloitte has audited Superior’s consolidated financial statements annually since 2009. A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional audit and other services rendered by Deloitte & Touche for the years ended December 31, 2023 and 2022:

Fee Category (in Thousands)	Fiscal 2023 Fees	Fiscal 2022 Fees
Audit Fees	$2,959	$2,726
Audit-Related Fees	30	15
Tax Compliance/Preparation Fees	675	1,070
All Other Fees	—	—
Total Fees	$3,664	$3,811

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of Superior’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for the statutory audits for certain subsidiaries.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Superior’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required to support the integrated audit of Superior’s consolidated financial statements and its internal controls over financial reporting and consultations concerning financial accounting and reporting standards.

Tax Compliance/Preparation Fees. Consist of fees billed for professional services for tax compliance and preparation as well as tax advice and tax planning. The services comprising tax compliance and preparation include the preparation of original and amended tax returns and refund claims and tax payment planning.

All Other Fees. Consist of fees for professional services other than the services reported above.

The Audit Committee determined that all non-audit services provided by Deloitte were compatible with maintaining such firm’s audit independence.

24 | Superior Industries International, Inc.

Proposal No. 3 • Policy on Audit Committee

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Approval of this proposal requires (i) a majority of the shares represented and voting at the Annual Meeting at which a quorum is present and (ii) that shares voting affirmatively also constitute at least a majority of the required quorum. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as Superior’s auditors, to ratify their appointment as our independent public accounting firm for the fiscal year ending December 31, 2024 and to authorize directors to determine the fees to be paid to the auditors. Proxies solicited by the Board will be voted for the proposal unless stockholders specify a contrary vote.

2024 Proxy Statement | 25

Voting Securities and Principal Ownership • Beneficial Ownership Table

VOTING SECURITIES AND PRINCIPAL OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of Superior common stock as of March 28, 2024 for (i) the named executive officers (ii) each director and director nominee, (iii) all directors and executive officers as a group and (iv) all persons known to Superior to beneficially own 5% or more of Superior common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Common Stock(1)(2)	Percentage of Total Voting Power(1)(2)

5% Beneficial Stockholders:

TPG GP A, LLC(3)	5,326,326	15.5%	15.5%

Mill Road Capital III, L.P.(4)	4,380,940	15.1%	12.8%

Directors

Timothy C. McQuay	150,914	*	*

Raynard Benvenuti	146,587	*	*

Michael R. Bruynesteyn	134,945	*	*

Richard J. Giromini	158,366	*	*

Paul Humphries	133,914	*	*

Ransom A. Langford(5)	—	*	*

Ellen B. Richstone	154,998	*	*

Named Executive Officers

Majdi B. Abulaban	1,744,594	6.0%	5.1%

Timothy Trenary	224,172	*	*

Michael Dorah	82,601	*	*

Superior’s Directors and Executive Officers as a Group (14 persons)(5)	3,091,629	10.7%	9.0%

*	Less than 1%.
(1)

Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting power or dispositive power. with respect to all shares of Superior’s common stock beneficially owned by them. Beneficial ownership also includes shares that the persons listed have the right to acquire currently or within 60 days of April 1, 2024

(2)

The percentage ownership of common stock is based on 28,943,300 shares of common stock outstanding as of March 28, 2024. The percentage of total voting power is based on 34,269,626 total votes represented by 28,943,300 shares of common stock outstanding and 5,326,326 shares of common stock underlying 150,000 shares of Series A Preferred Stock as of March 28, 2024. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For the purpose of computing the number of shares beneficially owned, percentage ownership of common stock and voting power, derivative securities that are convertible into common stock are deemed to be outstanding and beneficially owned by the person holding such derivative securities but are not deemed to be outstanding for the purpose of computing beneficial ownership of any other person.

(3)

Represents shares of common stock underlying the 150,000 shares of Series A Preferred Stock held by TPG GP A, LLC (“TPG GP A”), which were convertible into common stock as of March 28, 2024. The information with respect to the holdings of TPG GP A is based solely on Amendment No. 2 to the Schedule 13D filed January 18, 2022 by TPG GP A, David Bonderman (“Bonderman”), James G. Coulter (“Coulter”) and Jon Winkelried (“Winkelried”). TPG GP A is the managing member of TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which holds 100% of the shares of Class B common stock which represents a majority of the combined voting power of the common stock of TPG Inc., a Delaware corporation (“TPG”),

26 | Superior Industries International, Inc.

Voting Securities and Principal Ownership • Beneficial Ownership Table

which is the controlling stockholder of TPG GPCo, Inc., a Delaware corporation, which is the managing member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole member of TPG Growth GenPar III Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Growth GenPar III, L.P., a Delaware limited partnership, which is the general partner of TPG Growth III Sidewall, L.P., a Delaware limited partnership (“TPG Growth Sidewall”), which directly holds 150,000 shares of Series A Preferred Stock. Bonderman is Non-Executive Chairman and Director of TPG and officer, director and/or manager of other affiliated entities. Coulter is Executive Chairman and Director of TPG and officer, director and/or manager of other affiliated entities. Winkelried is Chief Executive Officer and Director of TPG and officer, director and/or manager of other affiliated entities. TPG GP A, Bonderman, Coulter and Winkelried each have shared power to dispose of 5,326,326 shares and shared power to vote 5,326,326 shares. TPG GP A’s address is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)

The information with respect to the holdings of Mill Road Capital III, L.P. (“Mill Road LP”) is based solely on Amendment No. 11 to the Schedule 13D filed January 12, 2024 by Mill Road LP, Mill Road Capital III GP LLC (“Mill Road GP”) and Thomas E. Lynch (“Lynch”) which disclosed that each of Mill Road LP and Mill Road GP has sole power to dispose of 4,380,940 shares and sole power to vote 4,380,940 shares and that Lynch has shared power to dispose of 4,380,940 shares and shared power to vote 4,380,940 shares. The address for these holders is c/o Mill Road Capital III L.P., 382 Greenwich Avenue, Suite One, Greenwich CT 06830.

(5)

Does not include shares of common stock underlying the Series A Preferred Stock held by TPG GP A as described in footnote 3 above. Mr. Langford is a partner of TPG, an affiliate of TPG GP A. Mr. Langford disclaims beneficial ownership of the shares of common stock beneficially owned by TPG GP A.

2024 Proxy Statement | 27

Certain Relationships and Related Transactions • Review, Approval or Ratification of Transactions with Related Persons

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for director must promptly disclose any actual or potential material conflict of interest to our General Counsel, who will then assess and communicate the information to the Audit Committee for evaluation and appropriate resolution. Additionally, the Nominating and Corporate Governance Committee annually reviews any related party transactions involving a director when determining director independence. The Audit Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. No related party transactions were identified during 2023.

Hedging Policy

Superior’s insider trading policy expressly prohibits directors, officers, employees and other persons designated as insiders from engaging in hedging activities involving Superior common stock, such as collars, forward sales, equity swaps exchange funds or other similar arrangements.

28 | Superior Industries International, Inc.

Executive Compensation and Related Information • Narrative Disclosure Regarding Compensation

EXECUTIVE COMPENSATION AND RELATED INFORMATION

NARRATIVE DISCLOSURE REGARDING COMPENSATION

Introduction and Executive Summary

This Narrative Disclosure on Compensation provides an overview of Superior’s executive compensation structure, including the key elements of our compensation programs applicable to our NEOs in 2023.

Our NEOs for 2023 are as follows:

Name	Title	With Superior Since

Majdi Abulaban	President, Chief Executive Officer and Director	May 2019
Timothy Trenary	Executive Vice President, Chief Financial Officer and Principal Accounting Officer	September 2020
Michael Dorah	Executive Vice President, and Chief Operating Officer	January 2021

We seek to align our executive pay program with long-term stockholder value creation. A significant portion of executive pay is performance-based and subject to rigorous performance targets that we believe are important to our stockholders. Highlights of our 2023 executive compensation program include the following:

•

2023 AIPP Payouts. The Company did not achieve our targeted objective of AIPP Adjusted EBITDA and instead achieved $159.2 million in 2023 as compared to a target of $185 million of AIPP Adjusted EBITDA. This actual performance resulted in the funding of the 2023 AIPP bonus pool for Messrs. Abulaban and Trenary below target at 65.1%. For Mr. Dorah, funding of his 2023 AIPP payout was based 50% on this AIPP Adjusted EBITDA measure, and 50% on a North American regional adjusted EBITDA measure, leading to a blended payout of 71.3% of target. No NEO received any adjustment to his 2023 AIPP payout due to any individual performance achievement consideration.

•

2021-2023 LTIP Payouts. Our Relative TSR for 2021-2023 was -22%, which positioned Superior below the 25th percentile of our TSR comparator group and resulted in a 0% payout for that measure (weighted 50%). Our LTIP Net Debt result exceeded the maximum performance requirement and resulted in a payout of 200% of target for that measure (weighted 50%). While this achievement resulted in an overall payout of 100% of target shares, the value derived was only about 50% of targeted value, factoring in share price on date of grant compared to the closing price on December 29, 2023.

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Executive Compensation and Related Information • Narrative Disclosure Regarding Compensation

The Role of Say on Pay

Superior is committed to proactive engagement, communication, and transparency with stockholders. At our 2023 annual meeting, we received support from approximately 95% of votes cast for our NEO compensation through the Say-on-Pay vote, following a vote of approximately 92% for Say-on-Pay in 2022.

The Human Capital and Compensation Committee will continue to monitor the performance of Superior’s pay programs and make any changes as deemed necessary in the overall context of Company performance. Based on Superior’s stockholder engagement efforts as recently as 2022, the Company believes it has effectively listened to its stockholders, understands their viewpoints and is committed to courses of action that will drive long-term stockholder value.

Based on these discussions, the Human Capital and Compensation Committee decided to retain the overall structure of our compensation program in 2023, adhering strictly to our pay-for-performance philosophy. CEO and other NEO targeted cash and equity grant levels did not change from last year, and there was no issuance of any special grants or payments. The Committee decided to adjust the structure of the 2023-2025 Long Term Incentive grant, maintaining the single metric of Relative TSR, but measuring the Relative TSR performance over a 1-, 2-and 3-year period. The purpose of this change was to provide the opportunity to lock in a portion of an award at different periods rather than one single result at the end of the three-year performance period.

Compensation Governance and Alignment with Stockholders

Superior’s executive compensation program is designed to attract, retain and motivate the leaders who drive successful results through execution of our business strategies. It seeks to balance achievement of targeted near- term results with long-term stockholder value through sustained execution. The Human Capital and Compensation Committee continues to monitor and review the compensation program against our financial performance and continues to monitor the market to ensure competitive and performance driven plans.

30 | Superior Industries International, Inc.

Executive Compensation and Related Information • Narrative Disclosure Regarding Compensation

The table below is provided on a supplemental basis to help clarify for investors our view of the realized pay of our Chief Executive Officer in relation to the Summary Compensation Table reported pay information. As shown below, a significant portion of the CEO (and all NEO) compensation is determined based on Superior’s financial and operational performance. Further, the potential value of outstanding equity (which is the largest portion of pay for our NEOs) is determined based on stock performance and is thereby directly linked to shareholder interests. As shown in the table below, 3-Year Realizable Pay is 78% of 3-Year Reported Compensation*, or 22% below target compensation.

*	Reported Compensation includes actual salary received, target annual incentive, and grant date value of LTI award values (RSUs and PSUs).
**

Realizable Compensation includes actual salary received, actual annual incentive received, actual PSUs earned from FY 2021, target PSUs for FY 2022 and 2023, and number of RSUs granted. All equity is valued as of 12/29/2023 (price of $3.20).

2023 Compensation Program Overview

Compensation Philosophy and Objectives

Superior’s overall executive compensation program is based on rigorous, pre-established annual and long-term performance goals, accompanied by appropriate risk mitigation policies, which have continued to receive stockholder support. The Human Capital and Compensation Committee believes that we have maintained our compensation practices in a manner appropriate for a company of our size and stage of growth. We will continue to review our compensation and governance practices in the future to help ensure the alignment of pay and performance.

The Human Capital and Compensation Committee believes that Superior’s NEOs should be paid in a manner that attracts, motivates and retains the best-available talent and rewards them for driving successful results. This philosophy is achieved through the base salary, AIPP and LTIP generally being targeted at the 50th percentile of the comparable market compensation for each position, with adjustments made to reflect the relative skills, experience and past performance of the NEOs, their respective roles and responsibilities within the organization and judgments about the extent to which the NEOs can impact the Company-wide performance and creation of stockholder value. Within this overall philosophy, our compensation programs are designed to:

•	Link executive compensation to Company performance

•	Align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards

•	Attract, retain and motivate a highly qualified executive leadership team

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Executive Compensation and Related Information • Narrative Disclosure Regarding Compensation

•	Focus our leadership team on increasing profitability and stockholder value

•	Motivate our leadership team to execute our long-term growth strategy while delivering consistently strong financial results

•	Emphasize a pay-for-performance culture by linking incentive compensation to short- and long-term performance goals

•	Offer a total compensation program that is flexible to adapt to evolving regulatory requirements and changing economic and social conditions; and

•	Consider the compensation practices of our peer companies identified based on an objective set of criteria

To help achieve these goals, we believe compensation for executive officers should include the following components:

•	Base salary

•	Annual performance-based cash incentives

•	Long-term performance-based and time-based equity incentives

•	Severance and change-of-control termination benefits; and

•	Competitive health and welfare benefits.

Compensation Risk Oversight

The Human Capital and Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation-related risk management. The Human Capital and Compensation Committee believes that the following risk oversight and compensation design features described in greater detail elsewhere herein safeguard against excessive risk taking:

•	Executive annual incentive payouts are based on financial performance metrics that drive stockholder value and payouts are capped;

•

Equity awards for executive officers are also based on financial metrics that drive stockholder value and all equity awards have vesting requirements that align employees’ interests with stockholders’ interests; and

•	Superior maintains stock ownership guidelines as well as clawback provisions to further align executive and stockholder interests, mitigate risk and promote oversight.

Methodology for Establishing Compensation

In designing and administering the NEO compensation programs, the Human Capital and Compensation Committee attempts to strike a balance among the above elements, which are discussed in more detail below. The Human Capital and Compensation Committee generally considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as Superior’s own specific short and long-term strategic objectives. The following section describes the various methods the Human Capital and Compensation Committee uses in its design, administration and oversight of the compensation programs for the NEOs. The Human Capital and Compensation Committee has direct responsibility for making recommendations to the independent members of the Board regarding the approval, amendment or termination of Superior’s executive compensation plans and programs, and the annual compensation of our President and CEO.

The Human Capital and Compensation Committee is composed of four directors. Each member of the committee is independent, as determined by the Board and based on the New York Stock Exchange listing standards. Their independence from management allows the Human Capital and Compensation Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions. The Human Capital and Compensation Committee utilizes Meridian, an independent executive compensation consultant to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with our business goals and pay philosophy. The Human Capital and Compensation Committee has the final authority to hire and terminate any consultant, as well as the responsibility to consider the independence of the

32 | Superior Industries International, Inc.

Executive Compensation and Related Information • Narrative Disclosure Regarding Compensation

consultant. The Human Capital and Compensation Committee has assessed the independence of Meridian, and has considered all relevant factors (including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act) that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, the Company is not aware of any conflict of interest that has been raised by the work performed by Meridian.

Setting Executive Pay (Comparative Compensation Information)

The Human Capital and Compensation Committee is responsible for recommending to the Board the annual compensation of our CEO. For the remaining NEOs and other executives, our CEO recommends compensation levels and specific components of compensation. The Human Capital and Compensation Committee reviews these recommendations and adjusts them as it deems appropriate before approving or recommending any changes to the CEO. Our human resources team supports the Human Capital and Compensation Committee in its work. In evaluating and determining target compensation levels for our NEOs, the Human Capital and Compensation Committee utilizes data received from its independent compensation consultant and the Chief Human Resources Officer. The Human Capital and Compensation Committee typically reviews publicly available information disclosed by our peers (detailed below), in addition to third-party compensation surveys covering a wide array of public companies similar in revenue size to Superior, to obtain a general understanding of current compensation practices. These compensation surveys provide valuable data for subjective review and confirmation of the competitiveness of the compensation paid to the NEOs. The data also gives the Human Capital and Compensation Committee general information concerning market pay practices regarding the pay mix among base salary, annual incentive and long-term incentives of companies in the industry that compete with us for executive talent. The Human Capital and Compensation Committee generally targets total compensation at the 50th percentile range of the market data while also taking into consideration the experience level and performance of each NEO. In addition, target compensation for specific executives can be above or below the market median based on the individual’s importance to the organization, the difficulty and cost of replacement, the expected future contribution to the organization, tenure at current position, and skill set relative to the external marketplace.

In 2022, the Human Capital and Compensation Committee again engaged Meridian to assist it in evaluating the competitiveness of our executive compensation program for fiscal year 2023. The compensation consultant performed an analysis using a comparable industry group with a median revenue of $1.5 billion. Compared to the previous group, Enterpac Tool Group, Horizon Global Corporation, LCI Industries, SPX Flow and The Timken Company, were removed from the Peer Group. Based upon this review, Commercial Vehicle Group, Federal Signal Corporation, REV Group, The Shyft Group and Wabash National Corporation were added to the compensation peer group as replacements.

Company Name

CIRCOR International, Inc.

Commercial Vehicle Group

Cooper-Standard Holdings, Inc.

EnPro Industries, Inc.

Federal Signal Corporation

Gentex Corporation

Gentherm, Inc.

Horizon Global Corporation

Modine Manufacturing Corporation

Park-Ohio Holdings Corporation

REV Group, Inc.

Standard Motor Products, Inc.

Stoneridge, Inc.

The Shyft Group, Inc.

Visteon Corporation

Wabash National Corporation

2024 Proxy Statement | 33

Executive Compensation and Related Information • 2023 Executive Compensation Components

2023 Target Annual Total Direct Compensation Mix

Base salary and annual and long-term incentive award opportunities are the core elements of our NEOs’ total direct compensation. A majority of each NEO’s total direct compensation opportunity is comprised of performance-based and at-risk pay. Our annual incentive awards and the performance-based component of our long-term incentive awards are considered performance-based pay, as the payout of these awards is dependent on the achievement of specific performance goals. The time-based portion of our RSU awards is retentive while also aligning with Company performance, as the final value realized is based on the Company’s share price.

2023 Executive Compensation Components

Introduction – Elements of Pay

The following is a summary of the 2023 core compensation elements (base salary, annual incentive and long-term incentives) of our executive compensation program.

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range

Base Salary	Provide a competitive rate of base pay to attract, motivate and retain executive officers of the Company	Individual performance, experience, time in position and critical skills	Fixed	Cash	n/a

AIPP	Align a portion of annual pay to a key element of performance for the year	AIPP Adjusted EBITDA	Variable	Cash	0-200% of AIPP target for our CEO and other NEOs

Performance- Based RSUs	Align executive pay with long-term stockholder interests through equity- based compensation tied to key performance metrics of the Company	Relative TSR (100%)(1)	Variable	Equity	0-200% of target number of shares; PRSU value fluctuates with stock price movement and performance against the TSR peer group.

Time-Based RSUs	Directly align executive pay with long-term stockholder interests through equity- based compensation	Stock price alignment (3-year ratable vesting)	Variable	Equity	Value fluctuates with stock price movement

(1)	See “Long-Term Equity Incentive Compensation” for a description of how LTIP Net Debt and Relative TSR are calculated for purposes of the 2021-2023 PRSUs.

In addition, our NEOs were provided retirement benefits and certain other benefits. Descriptions of the individual elements of compensation are set forth below. The Human Capital and Compensation Committee considers market pay practices and whether the total compensation package is fair, reasonable and in accordance with the interests of our stockholders.

2023 Base Salary

Base salary provides a fixed element of compensation that competitively rewards the executive’s skills, experience and contributions to Superior.

For NEOs other than the CEO, base salary adjustments are based on recommendations of the CEO to the Human Capital and Compensation Committee, taking into account generally the executive’s performance, scope of work, competitive comparable compensation and Company performance. In setting 2023 salaries, our CEO and the Human Capital and Compensation Committee also reviewed the analysis and findings of Meridian. Base

34 | Superior Industries International, Inc.

Executive Compensation and Related Information • 2023 Executive Compensation Components

salaries for NEOs, other than the CEO, are generally adjusted when deemed necessary to meet market competition requirements or when appropriate to recognize performance and increased responsibilities. For 2023, none of our NEOs received any increase, as shown in the following table:

Name	2022 Salary ($)	Date	Reason	Increase	2023 Salary ($)

Majdi Abulaban	850,000	N/A	N/A	0.00%	850,000

Timothy Trenary	510,000	N/A	N/A	0.00%	510,000

Michael Dorah	475,000	N/A	N/A	0.00%	475,000

2023 Annual Incentive Compensation and Bonuses

We use annual incentive awards to motivate our CEO and other NEOs to achieve annual business results and create value for our stockholders. Annual incentive awards granted pursuant to the AIPP are expressed as a percentage of base salary and are designed to recognize and reward targeted financial performance. Attainment of the financial target may be adjusted based on an individual performance modifier, which considers the individual’s performance rating under the Annual Performance Management Program, annual objectives and accomplishments. The Human Capital and Compensation Committee believes that this design, combining an objective, measurable financial goal with adjustments for individual performance, reinforces a Company culture that recognizes both team achievement and individual contributions.

The Human Capital and Compensation Committee selected AIPP Adjusted EBITDA for 2023 as the financial performance component because it is an objective measure of core Company performance, without considering matters such as interest income or expense, taxes, depreciation, amortization, restructuring and certain other costs, which generally do not relate to ongoing operational activities. The AIPP Adjusted EBITDA target for the AIPP was adopted after we conducted a rigorous bottom-up full range comprehensive business and financial planning analysis. The 2023 AIPP Adjusted EBITDA target of $185 million reflected continued reduced production volumes in the auto industry below pre-pandemic levels due to continued supply chain shortages and significant increased cost inflation.

As a result, the Human Capital and Compensation Committee approved a performance goal level that is designed to be achieved if we meet our business plan.

Under the AIPP for 2023, the target bonus percentages for the NEOs, with the exception of the CEO, was 70% of base salary. For these NEOs, payout for financial metric performance can range from 0% to 200% of target, subject to the Human Capital and Compensation Committee’s business judgment assessment of the individual’s annual performance rating against pre-specified individual performance goals. The target bonus percentage for our CEO was 125% of base salary, based exclusively on Company financial performance, with payout ranging from 0% to 200% of target.

The following table illustrates the payout opportunities under the AIPP Adjusted EBITDA and individual performance components of the AIPP for 2023.

2023 AIPP Adjusted EBITDA Target ($)		% of AIPP Adjusted EBITDA Target	CEO and NEOs* Incentive as % of Target

Threshold	148,000,000	80.0%	50.0%

Target	185,000,000	100.0%	100.0%

Maximum	212,750,000	≥115%	200.0%

Actual Performance	159,200,000	86.1%	65.1%

In 2023, the Company achieved AIPP Adjusted EBITDA of approximately $159.2 million as compared to an AIPP Adjusted EBITDA target of $185 million. As a result, the 2023 AIPP bonus pool was funded for Messrs. Abulaban

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Executive Compensation and Related Information • 2023 Executive Compensation Components

and Trenary at 65.1% of the target bonus pool amount. For Mr. Dorah, funding of his 2023 AIPP payout was based 50% on this AIPP Adjusted EBITDA measure, and 50% on a North American regional adjusted EBITDA measure (a measure generally similar to AIPP Adjusted EBITDA, but evaluated on a regional basis), leading to a blended payout of 71.3% of target. We do not disclose the targets or actual results for this regional measure due to the competitively sensitive nature of that information. Further, no NEO received any adjustment to his 2023 AIPP payout due to any individual performance achievement consideration.

The following table shows the target award, AIPP Adjusted EBITDA (plus, for Mr. Dorah, the North American regional adjusted EBITDA) performance multiplier, and amounts paid to the NEOs under the AIPP for 2023.

Name	AIPP Target (% of Base Salary)	Target Award ($)	AIPP Adjusted EBITDA Performance Multiplier	Total Amount Earned ($)

M. Abulaban(1)	125	1,062,500	65.1	691,688

T. Trenary(2)	70	357,000	65.1	232,407

M. Dorah(3)	70	332,500	71.3	237,073

(1)	As the Company’s CEO, Mr. Abulaban Is not eligible for the individual performance multiplier.
(2)

Mr. Trenary achieved his individual performance objectives by providing exceptional financial stewardship, refinancing much of the Company’s debt, and providing oversight of European restructuring. However, Mr. Trenary’s annual incentive award was not adjusted by any individual performance multiplier, at the discretion of the Human Capital and Compensation Committee.

(3)

Mr. Dorah achieved his performance objectives by driving results in the North America region and providing global manufacturing leadership and restructuring the European manufacturing footprint. Mr. Dorah’s AIPP achievement is based 50% on global adjusted EBITDA performance and 50% on North America regional adjusted EBITDA performance, leading to a blended achievement of 71.3%. delivering the Company’s technology portfolio, growing premium products as a percentage of sales, and driving customer recoveries in both Europe and North America. However, Mr. Dorah’s annual incentive award was not adjusted by any individual performance multiplier, at the discretion of the Human Capital and Compensation Committee.

2023 Long-Term Equity Incentive Compensation

Grant of 2023-2025 PRSUs. The Human Capital and Compensation Committee approved 2023 grants to our NEOs of annual long-term equity incentive awards that place a strong emphasis on pay for performance. Annual LTIP awards were approved on May 17, 2023, with two-thirds of value allocated to target performance-based PRSU awards and one-third to time-based RSU awards. The annual time-based RSU awards for all NEOs generally vest in equal annual installments over a three-year period. The performance period of the 2023-2025 Long Term Incentive Grant runs from 1/1/2023 through 12/31/2025.

In order to further align our executive compensation program with shareholder interests, the Human Capital and Compensation Committee selected Relative TSR as the sole performance metric for the 2023-2025 PRSU performance cycle. As Relative TSR is now the exclusive performance metric for the PRSUs and to motivate the executives to drive rapid and sustained stock price growth, the 2023-2025 performance period is structured as follows:

•	1/3 of the potential payout is based on 1-year Relative TSR from January 1, 2023 to December 31, 2023

•	1/3 of the potential payout is based on 2-year Relative TSR from January 1, 2023 to December 31, 2024

•	1/3 of the potential payout is based on 3-year Relative TSR from January 1, 2023 to December 31, 2025; and

•

The ultimate payout is based on the average payout from the performance periods identified above, with awards generally subject to 3-year vesting (i.e., after the conclusion of the full 3-year performance period)

Performance criteria for the 2023 PRSU awards to our NEOs is based 100% on Relative TSR as compared to a TSR peer group consisting of the S&P United States SmallCap Value Automobiles and Components Index and any companies considered in Superior’s compensation peer group that are not already included in this Index. The PRSU awards provide NEOs the opportunity to earn up to 200% of the target shares granted in Company stock.

36 | Superior Industries International, Inc.

Executive Compensation and Related Information • 2023 Executive Compensation Components

The LTIP Relative TSR performance criteria is calculated as follows:

•

Relative TSR: “Relative TSR” is a performance measure that is equal to the Company’s total stockholder return relative to the total stockholder return of a set of comparator companies identified when the PRSUs were granted and remaining in the comparator group at the end of the performance period under the terms of the award agreements and the equity plan. Threshold performance is achieved at the 25th percentile of the Comparator group, Target performance is achieved at the 50th percentile of the Comparator group, and Maximum performance is achieved at the 75th percentile of the Comparator group.

Superior’s TSR peer group consists of the companies included in the table below:

Company Name

Adient, Plc	Modine Manufacturing Company

American Axel & Manufacturing Holdings, Inc.	Motorcar Parts of America, Inc.

Autoliv, Inc.	Mullen Automotive, Inc.

Borg Warner, Inc.	Park-Ohio Holdings Corporation

Commercial Vehicle Group, Inc.	Patrick Industries, Inc.

Cooper-Standard Holdings, Inc.	REV Group, Inc.

Dana Incorporated	Spruce Power Holding Corporation

EnPro Industries, Inc.	Standard Motor Products, Inc.

Faraday Future Intelligent Electric, Inc.	Stoneridge, Inc.

Federal Signal Corporation	Strattec Security Corporation

Fisker, Inc.	The Goodyear Tire & Rubber Company

Garret Motion, Inc.	The Shyft Group, Inc.

Gentex Corporation	THOR Industries, Inc.

Gentherm, Inc.	Visteon Corporation

Harley-Davidson, Inc.	Wabash National Corporation

LCI Industries	Winnebago Industries, Inc.

Lear Corporation	Workhouse Group, Inc.

In previous discussions with stockholders, we highlighted that our primary competitors are private companies, and we do not disclose long-term performance targets as we would place ourselves at a competitive disadvantage to companies that are not required to disclose this information. Stockholders did not express concerns with the Board’s rationale that performance targets represent competitively sensitive information, but did express interest in seeing backward looking disclosure of performance targets following the completion of the performance period. Starting in 2022, Superior disclosed performance targets regarding to Relative TSR. Superior now maintains its forward-looking disclosure of Relative TSR as the sole performance measure for the 2023-2025 LTIP grant.

For 2023, the total target award opportunities for our NEOs, expressed as a percentage of each NEO’s annual base salary (at date of grant), is as follows: Mr. Abulaban – 300%, Mr. Trenary – 135% and Mr. Dorah – 110%. These target award opportunities did not change from the prior year as a percentage of each NEO’s annual base salary (at date of grant). Further, the Human Capital and Compensation Committee did not make any special equity grants to any of its executives, nor did it modify any in-flight grants.

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Executive Compensation and Related Information • 2023 Executive Compensation Components

The numbers of time-based RSUs and PRSUs awarded to our NEOs in 2023 are set forth in the following chart (the “2023 LTIP Awards”):

Name	2023-2025 PRSUs (at target) (#)	2023-2025 Time-Based RSUs (#)
Majdi Abulaban	403,226	201,613
Timothy Trenary	108,871	54,435
Michael Dorah	90,133	45,066

Vesting of 2021-2023 PRSUs. PRSUs are generally earned based on the Company’s achievement over the three- year performance period based on the achievement of certain performance metrics. For the 2021-2023 PRSUs, the metrics selected by the Human Capital and Compensation Committee were as follows (with weighting in parentheses): (i) LTIP Net Debt (50%), and (ii) Relative TSR (50%).

These performance criteria were calculated as follows:

•

LTIP Net Debt: “LTIP Net Debt” is a performance measure that is equal to the Company’s funded debt, less cash and cash equivalents, adjusted for refinancing, restructuring, currency fluctuation, supply chain financing, and accounts receivables factoring.

•

Relative TSR: “Relative TSR” is a performance measure that is equal to the Company’s total stockholder return relative to the total stockholder return of a set of comparator companies identified when the PRSUs were granted and remaining in the comparator group at the end of the performance period under the terms of the award agreements and the equity plan.

For the grants issued to Mr. Abulaban, Mr. Trenary and Mr. Dorah for the 2021-2023 performance period, the 2021-2023 PRSU grants vested at an achievement level of 100%. The resulting shares earned by Mr. Abulaban, Mr. Trenary and Mr. Dorah are set forth in the table below.

2021-2023 PRSU NEO Payouts

Name	PRSUs (at target) (#)	Performance (%)	Actual Shares Earned (#)
Majdi Abulaban	314,816	100	314,816
Timothy Trenary	81,668	100	81,668
Michael Dorah	54,322	100	54,322

Employment Agreement and Retention Agreement with Majdi B. Abulaban, President and Chief Executive Officer

On May 15, 2019, the Company entered into an employment agreement with Mr. Abulaban in connection with his appointment as the Company’s President and Chief Executive Officer, which agreement was amended on October 12, 2021. The employment agreement had an initial term of two years, with one-year automatic renewals thereafter. The employment agreement provided Mr. Abulaban with an initial annual base salary of $800,000 and eligibility to receive annual cash performance bonuses with target and maximum opportunities of 125% and 250% of his annual base salary, respectively, subject to a minimum amount for the 2019 fiscal year of $625,000, plus certain now-earned initial equity award opportunities.

Mr. Abulaban is eligible to receive severance payments and benefits upon the occurrence of certain termination events regarding his employment with the Company.

38 | Superior Industries International, Inc.

Executive Compensation and Related Information • 2023 Executive Compensation Components

In 2020, the Company entered into a Retention Bonus Agreement with Mr. Abulaban. On July 31, 2023, under this agreement, Mr. Abulaban has an opportunity to receive a performance cash payment with a target value of $1 million and a range of $0 to $1.5 million, based on the Company’s Net Debt achievement as measured at June 30, 2023. Mr. Abulaban was generally required to be employed at the time of the vesting of the award. Actual Net Debt achievement resulted in maximum achievement and leading to a payout of 150% (or $1,500,000) for Mr. Abulaban for this award.

Retirement and Similar Benefits

All employees may participate in Superior’s tax-qualified Savings and Retirement Plan which is a 401(k) plan. For fiscal year 2023, Superior matched 100% of the first 1% of before-tax contributions made to the plan and 50% of such contributions over 1% and up to 6%. However, Superior did not match employee contributions in excess of the legal limit of $22,500 in 2023. All Company contributions are vested 100% after two years of service.

Other Benefits

Superior provides NEOs with incidental benefits that the Human Capital and Compensation Committee believes are reasonable and consistent with the competitive market. For example, the NEOs receive an automobile allowance and are eligible for executive health screenings (which are similar benefits provided to some of our other employees). In addition, the NEOs may participate in Superior’s health and welfare benefit plans, which are also available to other executives and employees.

Severance / Termination / Change in Control Benefits

If Mr. Abulaban’s employment is terminated because of his death or “Disability,” Mr. Abulaban’s Employment Agreement provides him with severance compensation of a prorated amount of his current year annual bonus based on actual performance.

If Mr. Abulaban’s employment is terminated without “Cause” or Mr. Abulaban resigns for “Good Reason,” other than within two years of a change of control of Superior, Mr. Abulaban’s Employment Agreement provides him with severance compensation of eighteen months’ base salary; a prorated amount of his current year annual bonus based on actual performance; a prorated number of RSUs that have been outstanding at least six months, becoming 100% vested as of the date of employment termination; a prorated number of PRSUs that have been outstanding at least six months, continuing after Mr. Abulaban’s employment termination, based on actual performance; and health care continuation ending on the earlier of (i) the eighteen-month anniversary of the termination date and (ii) the date as of which Mr. Abulaban becomes eligible to receive comparable benefits from a subsequent employer.

If Mr. Abulaban’s employment is terminated by the Company other than for “Cause” or “Disability” or Mr. Abulaban resigns for “Good Reason,” in each case, within two years of a change of control of Superior, Mr. Abulaban’s Employment Agreement provides him with severance compensation of a lump-sum payment equal to two times his base salary and target annual bonus, health care continuation ending on the earlier of (i) the eighteen (18) month anniversary of the termination date and (ii) the date as of which Mr. Abulaban becomes eligible to receive comparable benefits from a subsequent employer, and all time-based equity awards become vested in full, and the performance-based equity awards are deemed earned based upon an assumed achievement of all relevant performance goals at the “target” level.

Mr. Trenary and Mr. Dorah participate in the Executive Change in Control Severance Plan. The plan is intended to encourage executive officers to remain employed with the Company during a time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control. The amounts to be paid under the plan help ensure that the interests of Superior’s executives will be materially consistent with the interests of Superior’s stockholders when considering corporate transactions. Under the plan, if the employment of a participant is terminated by the Company without “Cause” (other than by reason of the Participant’s death or “Disability”) or the participant resigns for “Good Reason,” in either case within two years following a change in control, the participant will receive a two-times multiple of the sum of both the

2024 Proxy Statement | 39

Executive Compensation and Related Information • Risk Mitigation, Regulatory, and Other Considerations

participant’s annual base salary and the participant’s target annual bonus, paid in a lump sum within 60 days after termination. The Human Capital and Compensation Committee considers these protections to be an important part of the NEOs’ compensation and consistent with competitive market practices.

Mr. Trenary and Mr. Dorah also participate in the Executive Severance Plan, absent a Change in Control. Upon termination by the executive for “Good Reason” (as defined by the Plan Document) or by the Company other than for “Cause” (as defined in the Plan Document), the Plan provides for the terminated executive to receive twelve months base salary; a prorated amount of the executive’s current year annual bonus based on actual performance; a prorated number of RSUs that have been outstanding at least six months, becoming 100% vested as of the date of employment termination; a prorated number of performance-based PRSUs that have been outstanding at least six months, continuing after the executive’s employment termination, based on actual performance.

Risk Mitigation, Regulatory, and Other Considerations

Executive Stock Ownership Guidelines

The Board has approved Stock Ownership Guidelines under the Company’s Stock Ownership Policy for its executive officers, including the NEOs. The CEO is required to own shares equal to five times his annual base salary and all other executive officers are required to own shares equal to two times his or her annual base salary. The applicable level of stock ownership, which includes unvested RSUs and PRSUs, must be attained within five years of becoming subject to the Stock Ownership Policy. In addition, executive officers must retain 100% of shares acquired and net shares received upon exercise or vesting until they are in compliance with the required ownership level. As of the 2023 measurement date, all of our NEOs were at or above the applicable ownership requirement.

Clawback Policy

In accordance with new SEC regulations and NYSE listing standards, the Company has adopted a formal clawback policy that applies to certain incentive-based compensation received by executive officers, including the NEOs, after October 2, 2023. The new clawback policy generally provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the clawback policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures. In general, the Company may utilize a broad range of recoupment methods under the clawback policy for mandatory accounting restatement clawbacks. The clawback policy does not condition such clawback on the fault of the executive officer, but the Company is not required to clawback amounts in limited circumstances where the Human Capital and Compensation Committee has made a determination that recovery would be impracticable and (1) the Company already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the clawback policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the clawback policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

40 | Superior Industries International, Inc.

Executive Compensation and Related Information • Risk Mitigation, Regulatory, and Other Considerations

Tax Deductibility of Executive Compensation

One of the factors that the Human Capital and Compensation Committee considers when determining compensation is the anticipated tax treatment to Superior and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally places a limit of $1 million on the amount of compensation that Superior may deduct in any one year with respect to its certain covered executive officers. While the Human Capital and Compensation Committee generally considers this limit when determining compensation, the committee reserves the right to use its business judgment to authorize compensation payments that may exceed the limitation on deductibility under Section 162(m) when the committee believes that such payments are appropriate. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Human Capital and Compensation Committee’s control, also affect the deductibility of compensation.

The Human Capital and Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Superior’s business needs.

2024 Proxy Statement | 41

Compensation Tables • 2023 Summary Compensation Table

COMPENSATION TABLES

2023 Summary Compensation Table

The following table provides summary information concerning the compensation earned for services rendered in all capacities to Superior by (i) all individuals serving as principal executive officer or acting in a similar capacity in 2023 and (ii) each of its other two most highly compensated executive officers whose total compensation for 2023 was in excess of $100,000 and who were serving as executive officers at the year end of 2023.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Majdi Abulaban	2023	850,000	1,500,000	2,769,356	—	691,688	—	21,463	5,832,507
President and Chief Executive Officer	2022	850,000	1,000,000	2,967,053	—	2,125,000	—	20,690	6,962,743
Timothy Trenary	2023	510,000	—	747,724	—	232,407	—	23,210	1,513,341
Executive Vice President, Chief Financial Officer	2022	505,000	—	801,104	—	707,097	—	23,210	2,036,411
Michael Dorah	2023	475,000	—	619,031	—	237,073	—	20,690	1,351,794
Executive Vice President, and Chief Operating Officer

(1)

For 2023, reflects the performance-based cash retention payment made to Mr. Abulaban in 2023, based on a performance-based retention award granted to Mr. Abulaban in 2020. The 2023 cash award was performance-based with a Net Debt target as the sole measurement. The payout range based on performance was 0% to 150%. The maximum Net Debt target was achieved, leading to a payout of 150% (or $1.5M USD) based on the $1M USD target value of the award.

(2)

The 2023 stock awards value reflects the aggregate grant date (May 17, 2023) fair value of time-based RSUs and performance-based RSUs granted pursuant to Superior’s 2018 Equity Incentive Plan to each of the NEOs computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 18, “Stock-Based Compensation” in Notes to the Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data” of the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 07, 2024. The time-based RSU’s were valued at $4.216 per share while performance-based PRSU’s based on relative TSR were valued at $4.76 per share using a Monte Carlo simulation performed to account for the market condition and determine an estimated value.

Name	Time-Based RSUs ($)	PRSUs (at Target) ($)	PRSUs (at Maximum) ($)
Mr. Abulaban	850,000	1,919,356	3,838,712
Mr. Trenary	229,498	518,226	1,063,452
Mr. Dorah	189,998	429,033	858,066

(3)

The amounts shown generally include matching contributions allocated by Superior to each NEO pursuant to the Savings and Retirement Plan, the value attributable to life insurance premiums paid by Superior on behalf of the NEOs, and a car allowance for each of the NEOs.

42 | Superior Industries International, Inc.

Compensation Tables • Outstanding Equity Awards at 2023 Fiscal Year End

Outstanding Equity Awards at 2023 Fiscal Year End

The following table sets forth summary information regarding the actual number and market value of outstanding equity awards held by the NEOs at December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Majdi Abulaban	2023	—	—	—	—	201,613	645,162	403,226	1,290,323

	2022	—	—	—	—	132,399	423,677	397,196	1,271,027

	2021	—	—	—	—	52,469	167,901	—	—

Timothy Trenary	2023	—	—	—	—	54,435	174,192	108,871	348,387

	2022	—	—	—	—	35,747	114,390	107,243	343,178

	2021	—	—	—	—	13,611	43,555	—	—

Michael Dorah	2023	—	—	—	—	45,066	144,211	90,133	288,426

	2022	—	—	—	—	29,595	94,704	88,785	284,112

	2021	—	—	—	—	9,053	28,970	—	—

(1)	All RSU awards generally vest in equal annual installments over three years from the grant date.
(2)	Reflects the value calculated by multiplying the number of RSUs by $3.20, which was the closing price of Superior’s stock on December 29, 2023, the last trading day in our 2023 fiscal year.
(3)

The amounts reported in this column represent PRSU awards granted to our NEOs from 2022 to 2023. Ultimate value will be based on performance results through their respective three-year performance periods. Accordingly, the PRSU amounts are reported at their target levels.

(4)	Reflects the value calculated by multiplying the number of PRSUs by $3.20, which was the closing price of Superior’s stock on December 29, 2023, the last trading day in our 2023 fiscal year.

Potential Payments upon Termination of Employment or Change in Control

For a description of benefits upon termination of employment or change of control, see the “2023 Executive Compensation Components – Severance / Termination / Change in Control Benefits” portion of the “Narrative Disclosure Regarding Compensation” section of this Proxy Statement.

Change in Control Provisions under Other Agreements. The 2018 Equity Incentive Plan provides that a change in control generally occurs upon the occurrence of any of the following: (1) any person becomes the beneficial owner of securities representing 50% or more of the total voting power of Superior’s outstanding voting securities; (2) consummation of a sale or disposition by Superior of all or substantially all of its assets; (3) consummation of a merger or consolidation of Superior with any other corporation, unless Superior’s stockholders continue to control at least 50% of the total voting power of the successor entity; or (4) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, during any period of two consecutive years, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose appointment, election or nomination for election was previously so approved or recommended.

2024 Proxy Statement | 43

Compensation Tables • Potential Payments upon Termination of Employment or Change in Control

The 2018 Equity Incentive Plan provides that, unless otherwise provided in an applicable award agreement, all outstanding equity awards will immediately vest (at target for PRSUs) if (i) the participant is terminated without cause or resigns with good reason within two years following a change in control (“Double Trigger”) or (ii) upon a change in control if the awards are not assumed by the successor company.

44 | Superior Industries International, Inc.

Compensation Tables • Pay Versus Performance

Pay Versus Performance

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and certain elements of our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” (or “CAP”) to our principal executive officer (the “PEO”) and our other NEOs (the “Other NEOs”), we are required to make various adjustments to the amounts that have been reported in this year’s (and prior years) Summary Compensation Tables, as the SEC’s valuation methods for this section differ from those required by the Summary Compensation Table rules. The Pay Versus Performance table below summarizes compensation values reported in our Summary Compensation Tables as well as the adjusted values required in this section for the 2021, 2022 and 2023 fiscal years. Note that for our Other NEOs, compensation (and the adjustments described below) are reported on an average basis.

PAY VERSUS PERFORMANCE

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO ($)(1) (b)	Compensation Actually Paid to PEO ($)(1)(2) (c)	Average Summary Compensation Table Total for Other Non-PEO NEOs ($)(1) (d)	Average Compensation Actually Paid to Other Non-PEO NEOs ($)(1)(3) (e)	Total Shareholder Return ($)(4) (f)	Net Income (in 000’s) ($)(5) (g)
2023	5,832,507	4,186,045	1,432,567	1,071,370	78.24	(92,852)
2022	6,962,743	6,668,162	1,759,623	1,781,907	103.18	37,034
2021	11,422,337	9,214,196	2,664,885	2,185,419	109.54	3,754

(1)	The PEO for all three years is Majdi Abulaban. The non-PEO NEOs for each year are: for 2021 and 2022, Tim Trenary and Parveen Kakar; and for 2023, Tim Trenary and Michael Dorah.
(2)

For 2023, to determine CAP to our PEO, as an adjustment to the Summary Compensation Table Total value for the PEO for 2023, we: (a) subtracted the reported Summary Compensation Table Stock Awards column value for 2023 of $2,769,356; (b) added $1,439,517 as the 2023 year-end fair value of stock awards granted in 2023 and outstanding at 2023 year-end; (c) added $0 as the vesting date fair value of stock awards granted in 2023 that vested in 2023; (d) subtracted $899,971 as the change in fair value (from 2022 year-end to 2023 year-end) of stock awards granted in prior years that were outstanding at 2023 year-end; (e) added $1,642,699 as the change in fair value (from 2022 year-end to the vesting date) of stock awards granted in prior years that vested in 2023; (f) subtracted $1,059,349 as the 2022 year-end fair value of stock awards granted in prior years that were forfeited or failed to vest in 2023; and (g) added $0 as the value of dividend equivalents paid or accrued in 2023 on applicable stock awards. Please note that, while similar adjustment information was provided in our 2023 proxy statement for 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to the Company’s stockholders understanding of the information reported in the Pay Versus Performance table for 2023 or the relationship disclosures provided below.

(3)

For 2023, to determine CAP to our Other NEOs, as an adjustment to the average Summary Compensation Table Total value for the Other NEOs for 2023, we: (a) subtracted the reported Summary Compensation Table Stock Awards column value for 2023 of $683,378; (b) added $355,221 as the 2023 year-end fair value of stock awards granted in 2023 and outstanding at 2023 year-end; (c) added $0 as the vesting date fair value of stock awards granted in 2023 that vested in 2023; (d) subtracted $230,996 as the change in fair value (from 2022 year-end to 2023 year-end) of stock awards granted in prior years that were outstanding at 2023 year-end; (e) added $426,751 as the change in fair value (from 2022 year-end to the vesting date) of stock awards granted in prior years that vested in 2023; (f) subtracted $228,796 as the prior year-end fair value of stock awards granted in prior years that were forfeited or failed to vest in 2023; and (g) added $0 as the value of dividend equivalents paid or accrued in 2023 on applicable stock awards. Please note that, while similar adjustment information was provided in our 2023 proxy statement for 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to the Company’s stockholders’ understanding of the information reported in the Pay Versus Performance table for 2023 or the relationship disclosures provided below.

(4)

The values disclosed in this TSR column represent the one-year, two-year and three-year cumulative measurement period values of an investment of $100 in SUP stock as of December 31, 2020, and then valued again on each of December 31, 2021, December 31, 2022 and December 31, 2023 respectively.

(5)	Net Income as reported in our Annual Reports on Form 10-K filed on March 7, 2024, March 2, 2023, and March 3, 2022, respectively.

2024 Proxy Statement | 45

Compensation Tables • Pay Versus Performance

Supplemental Information for Pay Versus Performance Table

The tables below provide further summary information to explain the difference between Total compensation as reported in the Summary Compensation Tables and CAP paid to the PEO and Non-PEO NEOs in accordance with Item 402(v) of Regulation S-K, as disclosed above in the Pay Versus Performance table:

Year	Reported Summary Compensation Table Total for PEO ($)	Change in estimated value of Stock Awards ($)(1)	Compensation Actually Paid to PEO ($)
2023	5,832,507	(1,646,462)	4,186,045

Year	Reported Summary Compensation Table Total for Non-PEO NEO’s ($)	Change in estimated value of Stock Awards ($)(1)	Compensation Actually Paid to Non-PEO NEO’s ($)
2023	1,432,567	(361,197)	1,071,370

(1)	Adjusted amounts are described in footnotes two and three to the Pay Versus Performance table above.

46 | Superior Industries International, Inc.

Compensation Tables • Pay Versus Performance

Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results

The following charts provide, across 2021, 2022 and 2023, a description of the relationships between (1) PEO CAP and the financial performance measures results set forth in columns (f) and (g) of the Pay Versus Performance table above, and (2) Other NEO CAP and the financial performance measures results set forth in columns (f) and (g) of the Pay Versus Performance table above.

2024 Proxy Statement | 47

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Superior specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Superior’s management and Deloitte & Touche LLP the audited consolidated financial statements of Superior contained in Superior’s Annual Report on Form 10-K for the 2023 fiscal year. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from Superior.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Superior’s Annual Report on Form 10-K for its 2023 fiscal year for filing with the SEC.

Submitted by the Audit Committee

Ellen B. Richstone, Chair

Michael R. Bruynesteyn

Paul J. Humphries

48 | Superior Industries International, Inc.

Information About the Annual Meeting and Voting

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules adopted by the Securities and Exchange Commission, we are making this Proxy Statement and our Annual Report available to stockholders electronically via the Internet. This Notice of Annual Meeting of Shareholders (the “Notice”) and the Proxy Statement are being distributed or made available on or about April 1, 2024.

The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail, unless you elect otherwise.

Why did you send me this proxy statement?

We sent you this Proxy Statement and the proxy card because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 22, 2024, at 10:00 a.m. Eastern Time via live audio webcast, and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Why is the Annual Meeting being webcast?

We are continuing with a virtual format for our 2024 Annual Meeting, which provides expanded access to stockholders to participate from any location at no cost to them. You will not be able to attend the Annual Meeting in person.

How do I access the virtual Annual Meeting?

Any stockholder can listen and participate in the Annual Meeting via a live audio webcast at www.virtualstockholdermeeting.com/SUP2024. The webcast will start at 10:00 a.m. Eastern Time. You will need your 16-digit control number that is shown on your Notice, proxy card or voting instruction form to vote and submit questions while attending the meeting online. Stockholders who attend the virtual meeting with their 16-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate.

Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed.

How do I ask questions at the Annual Meeting?

Stockholders have multiple opportunities to submit questions to the Company for the Annual Meeting. The Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website www.virtualstockholdermeeting.com/SUP2024 and that are relevant to the Company and meeting matters. You will have an opportunity to submit written questions via the Internet at any time during the meeting by following the instructions that will be available on the meeting website. You may also submit written questions in advance of the Annual Meeting at www.proxyvote.com. In both cases, you must have your 16-digit control number included on your Notice, proxy card or voting information form.

If time does not permit us to address each question received either before or during the Annual meeting, the Company’s answers will be posted to the “Investor Relations” section of our website at www.supind.com as soon as possible after the meeting.

2024 Proxy Statement | 49

Information About the Annual Meeting and Voting

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?

A toll-free technical support “help line” will be available on the morning of the Annual Meeting for any stockholder who is having challenges logging into or participating in the meeting. If you encounter technical difficulties, please call the technical support line number that will be posted on the virtual Annual Meeting login page at www.virtualstockholdermeeting.com/SUP2023. The technical support will not be able to provide you with your 16-digit control number, however, so ensure that you have that number available prior to accessing the virtual Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

How can I get electronic access to the proxy materials?

Superior’s proxy materials also are available at www.proxyvote.com. This website address is included for reference only. The information contained on this website is not incorporated by reference into this Proxy Statement.

Who is entitled to vote?

The record holders of the 28,943,300 shares of the Company’s common stock and 150,000 shares of Series A Preferred Stock outstanding on the close of business on March 28, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting.

How many votes do I have?

Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date. As of the Record Date, there were 28,943,300 shares of common stock outstanding and the 150,000 shares of Series A Preferred Stock outstanding that would be convertible into 5,326,326 shares of common stock.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with Superior’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Superior.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee or nominee how to vote your shares.

If I am a stockholder of record of Superior’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•

At the Annual Meeting. While we encourage you to vote your shares prior to the Annual Meeting, you may vote online at the Annual Meeting by logging into the virtual platform at www.virtualstockholdermeeting.com/

50 | Superior Industries International, Inc.

Information About the Annual Meeting and Voting

SUP2024 as a stockholder and following the voting link. You will need your 16-digit control number found on your Notice, proxy card or voting instruction form to do so.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions included on your Notice, proxy card or voting instruction form included with your materials.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the Notice, proxy card or voting instruction form included with your materials.

•	By Mail. You may vote by proxy by filling out the proxy card or voting instruction form and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are two ways to vote:

•

At the Annual Meeting. While we encourage you to vote your shares prior to the Annual Meeting, you may vote online at the Annual Meeting by logging into the virtual platform at www.virtualstockholdermeeting.com/SUP2024 as a stockholder and following the voting link. You will need your 16-digit control number found on your Notice, proxy card or voting instruction form to do so.

•

By Proxy. If you are a beneficial owner of shares held in street name, this Proxy Statement and accompanying materials have been forwarded to you by the organization that holds your shares. Such organization will vote your shares in accordance with your instructions using the methods set forth in the information provided to you by such organization. See “What is a broker non-vote?” below.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Each holder of Superior common stock and Series A Preferred Stock as of the Record Date will be entitled to one vote on each matter for each share of common stock held, or into which such holder’s Series A Preferred Stock is convertible, on the Record Date. As of the Record Date, there were 34,269,626 votes representing 28,943,300 common shares outstanding and the 150,000 shares of Series A Preferred Stock outstanding that would be convertible into 5,326,326 shares of common stock. Accordingly, shares representing 17,134,813 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.

An independent inspector of elections appointed for the Annual Meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If a quorum is determined to not be present, the Annual Meeting will be adjourned until a quorum is obtained.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return the proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and, in accordance with applicable law, as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a broker

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Information About the Annual Meeting and Voting

non-vote. To minimize the number of broker non-votes, Superior encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the voting instruction form.

Which ballot measures are considered routine or non-routine?

Typically, non-routine matters include the election of directors (Proposal No. 1) and the non-binding advisory vote on executive compensation (Proposal No. 2). Routine include ratification of the appointment of independent auditors (Proposal No. 3).

What is the voting requirement to approve each of the proposals and how are broker non-votes and abstentions treated?

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	For or withhold with respect to each nominee.

Plurality voting; the eight persons receiving the greatest number of “for” votes will be elected as directors. Proxies may not be voted for more than eight directors. Stockholders may not cumulate votes for directors.*

			No effect.	No effect; no broker discretion to vote.
Advisory vote to approve Superior’s executive compensation	For, against, or abstain.

Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal.

Shares voting affirmatively must equal at least a majority of the quorum that is required to conduct business at the Annual Meeting (the “Quorum Majority”).**

			No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No effect; no broker discretion to vote.
Ratification of selection of Deloitte & Touche LLP	For, against, or abstain.	Shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. Shares voting affirmatively must equal at least a Quorum Majority.	No effect. An abstention does not count as a vote cast, provided that the votes cast equal a Quorum Majority.	No broker non-votes; brokers have discretion to vote.
*

In an uncontested election, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board must then decide whether or not to accept the tendered resignation, culminating with a public disclosure explaining the Board’s decision and decision-making process.

**	This means that the shares voting affirmatively must be greater than 25 percent of the outstanding shares entitled to vote.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case

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Information About the Annual Meeting and Voting

only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by voting online at the Annual Meeting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote online at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Superior’s Corporate Secretary at 26600 Telegraph Rd., Southfield, MI 48033 no later than 11:59 p.m. Eastern Time on May 21, 2024.

Who will serve as the inspector of election?

Broadridge will serve as the independent inspector of election.

Who is paying the costs of this proxy solicitation?

Superior is paying the costs of the solicitation of proxies. We have engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies. We will pay Okapi $7,500 plus reasonable out-of-pocket expenses. Superior will also reimburse brokerage firms, banks, broker-dealers or other similar organizations for the cost of forwarding proxy materials to beneficial owners. In addition, certain of Superior’s directors, officers, and regular employees, without additional compensation, may solicit proxies on Superior’s behalf in person, by telephone, by fax or by electronic mail. See “Proxy Solicitation and Costs” in this Proxy Statement for further information.

How can stockholders nominate individuals to serve as directors?

Our Bylaws include a proxy access provision that allows a stockholder or group of no more than 20 eligible stockholders, which has maintained continuous ownership of 3% or more of our common stock for at least three years, to include in our proxy materials for an annual meeting of stockholders a number of director nominees for up to 20% of the directors then in office as of the last day on which a notice of proxy access nomination may be delivered to the Company (if such an amount is not a whole number, then the closest whole number below 20%). An eligible stockholder must maintain the 3% ownership requirement at least until the annual meeting at which the proponent’s nominee will be considered. Proxy access nominees who withdraw, become ineligible or unavailable or who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years.

The proponent is required to provide the information about itself and the proposed nominee(s) that is specified in the proxy access provision of our Bylaws. The required information must be in writing and provided to the one year Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. We are not required to include any proxy access nominee in our proxy statement if the nomination does not comply with the proxy access requirements of our Bylaws.

If any stockholder notifies us of its intent to nominate one or more director nominees under the advance notice provision in our Bylaws, we are not required to include any such nominee in our proxy statement for the annual meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2025 Annual Meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in Superior’s Proxy Materials. Proposals that a stockholder intends to present at the 2025 Annual Meeting of stockholders and wishes to be considered for inclusion in Superior’s proxy statement and form of proxy relating to the 2025 Annual Meeting of stockholders must be received no later than November 29, 2024.

Requirements for Other Stockholder Proposals to Be Brought Before the 2025 Annual Meeting of Stockholders and Director Nominations. Our Amended and Restated Bylaws provide that any stockholder proposals (other than those made under Rule 14a-8 of the Exchange Act) and any nomination of one or more persons for election as a director be made not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the one-year anniversary of the date of the preceding year’s annual

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Information About the Annual Meeting and Voting

meeting. Accordingly, in order for a stockholder proposal or director nomination to be considered at the 2025 Annual Meeting, a written notice of the proposal or the nomination must be received by the Corporate Secretary of Superior no earlier than January 22, 2025 and no later than February 21, 2025. If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Certificate of Incorporation and Bylaws and Delaware General Corporation Law.

How can I find the results of the Annual Meeting voting?

We will publish the voting results in a current report on form 8-K within four business days after the Annual Meeting, and we will publish the results on our website.

Who can answer my questions?

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call Okapi Partners LLC, the firm assisting the Company in its solicitation of proxies:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (855) 305-0856 (Toll-Free)

Email: info@okapipartners.com

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this Proxy Statement and the 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, are available on our website at www.supind.com. You may also contact Okapi Partners LLC for additional copies.

Stockholder Communications with the Board

Stockholders and third parties may communicate with Superior’s Board, or any individual member or members of the Board, through Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, MI 48033, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to Superior for forwarding to the Board or specified director or directors will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

54 | Superior Industries International, Inc.

Stockholders Sharing the Same Address

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Once again this year, a number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials. A single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Superior will promptly deliver a set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a set of the annual report and other proxy materials, you may write or call Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, MI 48033, telephone (248) 352-7300.

Stockholders who share the same address and currently receive multiple copies of our annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

2024 Proxy Statement | 55

Form 10-K

FORM 10-K

Superior will mail without charge, upon written request, a copy of our annual report on form 10-K for the fiscal year ended December 31, 2023, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Superior Industries International, Inc., 26600 Telegraph Rd., Southfield, Michigan, Attn: Corporate Secretary, or made by calling (248) 352-7300. The annual report on form 10-K is also available at www.supind.com. This proxy statement and the 2023 annual report to stockholders are available on www.proxyvote.com.

56 | Superior Industries International, Inc.

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL

MEASURES

In this Proxy Statement, under “2023 Performance & Business Highlights” and the “2023 Company Financial and Business Performance Highlights,” portion of the “Narrative Disclosure Regarding Compensation” section, we provide information regarding Adjusted EBITDA, Value-Added Sales, Value-Added Sales excluding Foreign Exchange, Value-Added Sales Adjusted for Foreign Exchange & Deconsolidation, Content per Wheel, Free Cash Flow, and Net Debt. These measures used in this section are key measures that are not calculated in accordance with GAAP. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measure, see the tables set forth below. Management believes these non-GAAP financial measures are useful to management and may be useful to investors in their analysis of the Company’s financial position and results of operations. Further, management uses these non-GAAP financial measures for planning and forecasting purposes. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative liability, acquisition and integration and certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Value-Added Sales,” defined as net sales less the value of aluminum and services provided by outsourced service providers that are included in net sales. “Value-Added Sales excluding Foreign Exchange,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Content per Wheel,” defined as Value-Added Sales excluding Foreign Exchange on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as the net cash from operations, investing activities, and non-debt components of financing activities. “Net Debt,” defined as total funded debt less cash and cash equivalents.

Adjusted EBITDA

(Millions of dollars)	FY 2021	FY 2022	FY 2023

Net Income (Loss)	$3.8	$37.0	$(92.9)

Interest Expense, net	41.9	46.3	62.1

Income Tax Provision	7.4	14.1	(23.9)

Depreciation	73.3	70.2	73.5

Amortization	26.3	20.9	19.5

Acquisition, Integration, Hiring/Separation/Restructuring Costs, and Other	11.9	3.1	40.4

Loss on Deconsolidation of Subsidiary	0	0	79.6

Factoring Fees	2.1	2.4	4.2

Change in Fair Value of Preferred Derivative	0	0	(3.4)

	$162.9	$157.0	$252.0

Adjusted EBITDA	$166.7	$194.2	$159.2

A-1

Value-Added Sales, Value-Added Sales excluding Foreign Exchange, and Content per Wheel

(Millions of dollars except per wheel data, Units in Thousands)	FY 2021	FY 2022	FY 2023

Net Sales	$1,384.8	$1,639.9	$1,385.3

Less: Aluminum Value and Outside Service Provider Costs	(631.1)	(869.3)	(637.7)

Value-Added Sales	$753.7	$770.6	$747.6

Currency Impact on Value-Added Sales	(14.8)	45.9	(7.3)

Value-Added Sales excluding Foreign Exchange	$738.9	$816.5	$740.3

Wheels Shipped	16,123	15,592	14,562

Content per Wheel *	$44.09	$49.42	$50.84

*	Stated in 2022 currency

Free Cash Flow
(Millions of dollars)	FY 2021	FY 2022	FY 2023

Cash Flow Provided By Operating Activities	$44.9	$152.6	$64.4

Cash Flow Used In Investing Activities	(57.5)	(57.0)	(45.6)

Cash Payments for Non-debt Financing Activities	(15.0)	(15.4)	(16.9)

Free Cash Flow	$(27.6)	$80.2	$1.9

Net Debt
(Millions of dollars)	FY 2021	FY 2022	FY 2023

Long Term Debt (Less Current Portion) (1)	$610.2	$641.5	$632.2

Short Term Debt	6.1	5.9	5.3

Total Debt (1)	616.3	647.4	637.5

Less: Cash and Cash Equivalents	(113.5)	(213.0)	(201.6)

Net Debt	$502.8	$434.4	$435.9

(1)	Excluding Debt Issuance Costs

A-2

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

26600 TELEGRAPH ROAD SUITE 400

SOUTHFIELD, MICHIGAN 48033

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders will be held via live webcast only. There will be no physical location for the meeting. You will be able to attend the Virtual Annual Meeting, vote and submit your questions by visiting www.virtualstockholdermeeting.com/SUP2024. Have your proxy card available when you access the web cast and follow the instructions to participate. You may log in 30 minutes prior to the start of the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V36645-P05085 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.				For	Withhold	For All	To withhold authority to vote for any individual
				All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:				☐	☐	☐	number(s) of the nominee(s) on the line below.

1.	Election of Directors

	Nominees:

01)	Majdi B. Abulaban	05)	Ransom A. Langford
02)	Michael R. Bruynesteyn	06)	Timothy C. McQuay
03)	Richard J. Giromini	07)	Deven H. Petito
04)	Paul J. Humphries	08)	Ellen B. Richstone

The Board of Directors recommends you vote FOR proposals 2 and 3.									For	Against	Abstain

2. To approve, in a non-binding advisory vote, the executive compensation of the Company’s named executive officers for the fiscal year ended December 31, 2023;									☐	☐	☐

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.									☐	☐	☐

To act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V36646-P05085

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2024

The undersigned hereby appoints David M. Sherbin and Kevin M. Burke, and each of them, as attorney agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held via webcast on Wednesday May 22, 2024 at 10:00 A.M. ET and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might and could do if personally thereat.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side